                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ]  Confidential, for use of the Commission


                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             Woolworth Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          [WOOLWORTH CORPORATION LOGO]

                                                                  April 28, 1998

Dear Shareholder:

     We invite you to attend the 1998 annual meeting of shareholders of Woolworth Corporation, which will be held on Thursday, June 11, 1998, at 8:30 A.M., at the Arsenal Mall, 485 Arsenal Street, Watertown, Massachusetts 02172. We are pleased to be holding the annual meeting at the Arsenal Mall because it will give shareholders the opportunity to see the prototype of our new Foot Locker, Lady Foot Locker and Kids Foot Locker stores.

     The matters to be considered and voted upon at the annual meeting are described in the notice of the 1998 annual meeting of shareholders and proxy statement that accompany this letter. One of the items that you are being asked to vote on is management's proposal to change the name of the Company to Venator Group, Inc. While the Woolworth name has served us well for many years, it no longer represents who we are to customers. Because it is important that your shares be voted at the annual meeting, whether or not you attend the meeting in person, we urge you to complete, date and sign the enclosed proxy card and promptly return it in the accompanying envelope. Although you have returned your proxy card, if you attend the meeting and wish to vote your shares in person, you may do so.

     If you plan to attend the annual meeting, please mark the appropriate box on the proxy card and return the completed card promptly so that we can mail an admission card to you. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting. Please note that attendance at the meeting will be limited to shareholders as of the record date (or authorized representatives) having an admission card or evidence of their share ownership, and guests of the Company.

Sincerely,

[/s/ Roger N. Farah]                               [/s/ Dale W. Hilpert]
ROGER N. FARAH                                     DALE W. HILPERT
Chairman of the Board and                          President and
Chief Executive Officer                            Chief Operating Officer

                PLEASE COMPLETE, DATE, SIGN AND MAIL YOUR PROXY

                      IN THE ACCOMPANYING RETURN ENVELOPE.

                             WOOLWORTH CORPORATION
                                  233 BROADWAY
                            NEW YORK, NEW YORK 10279

                                   NOTICE OF
                              1998 ANNUAL MEETING
                                OF SHAREHOLDERS

     To the Shareholders of Woolworth Corporation:

     NOTICE IS HEREBY GIVEN that the 1998 annual meeting of shareholders of Woolworth Corporation (the "Company") will be held at the Arsenal Mall, 485 Arsenal Street, Watertown, Massachusetts 02172, on Thursday, June 11, 1998, at 8:30 A.M., local time, for the following purposes:

          1. To elect three directors in Class I, each for a three-year term expiring at the annual meeting of shareholders in 2001; and one director in Class III for a two-year term expiring in 2000;

          2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to change the name of the Company;

          3. To ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent accountants of the Company for the 1998 fiscal year;

          4. To approve the Woolworth Corporation 1998 Stock Option and Award Plan;

          5. To consider and act upon, if presented at the annual meeting, two shareholder proposals, as described in the proxy statement; and

          6. To transact such other business as may properly come before the annual meeting and any adjournment thereof.

     Each of the matters identified above is more fully described in the accompanying proxy statement.

     Shareholders of record on the books of the Company at the close of business on April 23, 1998, are entitled to notice of, and to vote at, the 1998 annual meeting.

                                                             By Order of the Board of Directors
                                                                       GARY M. BAHLER
                                                                         Secretary

April 28, 1998

                             WOOLWORTH CORPORATION
                                  233 BROADWAY
                            NEW YORK, NEW YORK 10279

                                PROXY STATEMENT

     This proxy statement is being furnished to shareholders of Woolworth Corporation (the "Company"), a New York corporation, in connection with the solicitation by the Company's Board of Directors of proxies to be voted at the Company's annual meeting of shareholders to be held on June 11, 1998, and at any adjournment thereof.

     This proxy statement and the proxy card are first being mailed or otherwise sent to shareholders on or about April 28, 1998.

SOLICITATION OF PROXIES

     Proxies may be solicited, without additional compensation, by directors, officers or employees of the Company by mail, telephone, in person or otherwise. The Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of $12,500 plus out-of-pocket expenses. The costs of the solicitation will be borne by the Company. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of the Company's stock and obtain voting instructions from the beneficial owners, and the Company will reimburse those firms for their expenses in so doing.

     A copy of the Company's 1997 Annual Report on Form 10-K for the fiscal year ended January 31, 1998 ("1997") is being mailed together with this proxy statement and proxy card to each shareholder of record.

OUTSTANDING VOTING STOCK AND RIGHTS


     The only voting securities of the Company are the shares of Common Stock. Shareholders of record on the books of the Company at the close of business on April 23, 1998 are entitled to notice of, and to vote at, the annual meeting. On that date, there were outstanding 135,251,929 shares of Common Stock, par value $.01 per share ("Common Stock").


     The accompanying proxy card is intended to permit a shareholder of record to vote at the annual meeting, whether or not that shareholder attends the meeting. The proxy card indicates on its face the number of shares of Common Stock registered in the name of each shareholder of record on April 23, 1998, including shares that may be held in the Company's 401(k) Plan.

     If a shareholder's proxy card is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy card by the shareholder. Shareholders may revoke their proxies at any time prior to any vote at the annual meeting by written notice to the Secretary of the Company at or before the meeting, by submission of a duly executed proxy card bearing a later date, or by voting in person by ballot at the meeting.

     It is the policy of the Company that shareholders of Common Stock be provided privacy in voting. Accordingly, all proxy cards, ballots and voting tabulations which identify shareholders of Common Stock are held permanently confidential from the Company, except (i) as necessary to meet any applicable legal requirements, (ii) when disclosure is expressly requested by a shareholder or where a shareholder makes a written comment on a proxy card, which will be treated by the Company as a request for disclosure, (iii) in a contested proxy solicitation, or (iv) to allow independent election inspectors to tabulate and certify the vote. The tabulators and inspectors of election are independent and are not employees of the Company.

VOTES REQUIRED

     Each share of Common Stock is entitled to one vote.

     Each of the four nominees for director must be elected by a plurality of the votes cast at the annual meeting by, or on behalf of, the holders of the shares of Common Stock entitled to vote in the election. The affirmative vote of a majority of all outstanding shares of Common Stock entitled to vote thereon is required for the adoption of the proposal to amend the Certificate of Incorporation. The affirmative vote of a majority of the votes cast at the annual meeting by, or on behalf of, holders of the shares of Common Stock entitled to vote thereon is required for the ratification of the appointment of independent accountants, the approval of the Woolworth Corporation 1998 Stock Option and Award Plan (the "1998 Award Plan") and the approval of the shareholder proposals.

     Under Securities and Exchange Commission ("SEC") rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish to vote "for" or "against" or "abstain" from voting on one or more of the proposals, or to withhold authority to vote for one or more of the nominees for director. New York law and the Company's By-laws require the presence of a quorum at the annual meeting. Votes withheld from director nominees and abstentions are counted as present for purposes of determining a quorum. Broker non-votes, which occur when brokers do not receive voting instructions from their customers on non-routine matters and, consequently, have no discretion to vote on those matters, are not counted for purposes of determining a quorum.

     Abstentions and broker non-votes are not counted in determining the votes cast in connection with the ratification of the appointment of independent accountants, the approval of the 1998 Award Plan and the approval of the shareholder proposals. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for those individuals. Abstentions and broker non-votes are considered in determining the number of votes required to attain a majority of the outstanding shares in connection with the Company's proposal to amend the Certificate of Incorporation. Because this proposal requires the affirmative vote of a majority of all outstanding shares entitled to vote for approval, an abstention or broker non-vote will have the same legal effect as a vote against such proposal.

     The Company's Certificate of Incorporation and By-laws do not contain any provisions with respect to the effect of abstentions or broker non-votes.

                           1.  ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides that the members of the Company's Board of Directors be divided into three classes serving staggered three-year terms, each class to be as nearly equal in number as the other two. The terms of Allan Z. Loren and the three directors who currently constitute Class I expire at the 1998 annual meeting.

     Roger N. Farah, James E. Preston and Christopher A. Sinclair will be considered for election as directors in Class I, each to hold office for a three-year term expiring at the annual meeting in 2001. Allan Z. Loren is standing for election as a director in Class III for a two-year term expiring at the annual meeting in 2000. The seven remaining directors will continue in office, in accordance with their previous elections, until the expiration of the terms of their classes at the 1999 or 2000 annual meeting, as the case may be.

     Unless authority to do so has been withheld, shares represented by the enclosed proxy card, when the proxy card has been duly executed and returned, will be voted at the annual meeting in favor of the election of Allan Z. Loren as a director in Class III for a two-year term and in favor of the election of Roger N. Farah, James E. Preston and Christopher A. Sinclair, each as a director in Class I for a three-year term, or until their respective successors are elected and qualify. Each nominee has been nominated by the Board of Directors for election and has consented to serve for the specified term. All of the nominees are presently serving as directors. Messrs. Farah, Preston and Sinclair were each elected to serve for their present terms at the annual meeting in 1995. Mr. Loren was elected by the Board of Directors to serve for his present term effective April 8, 1998.

     If, prior to the annual meeting, any of the four nominees becomes unable to serve as a director for any reason, the persons designated as proxies on the enclosed proxy card will have full discretion to vote the shares represented by proxies held by them for another person to serve as a director in place of that nominee.

     Biographical information follows for each of the four nominees and for each of the seven other directors of the Company whose present terms as directors will continue after the 1998 annual meeting. Any reference therein to a person's tenure as a director or officer of the Company includes service as a director or officer of F.W. Woolworth Co. for the period prior to August 7, 1989, the effective date of a share exchange between the Company and F.W. Woolworth Co.

     There are no family relationships among the directors or executive officers of the Company.


NOMINEE FOR DIRECTOR


TERM EXPIRING IN 2000



[LOREN PHOTO]          ALLAN Z. LOREN.  Executive Vice President and Chief
                       Information Officer of American Express Company (travel and financial services) since May 1994. He was President and
                       Chief Executive Officer of Galileo International (global
                       computer reservation system company) from 1993 to 1994. He is a director of Reynolds & Reynolds Company. Mr. Loren, age
                       59 was elected a director of the Company effective April 8,
                       1998.

NOMINEES FOR DIRECTOR
TERMS EXPIRING IN 2001

[FARAH PHOTO]          ROGER N. FARAH.  The Company's Chairman of the Board and
                       Chief Executive Officer since December 1994. Mr. Farah was
                       President and Chief Operating Officer of R. H. Macy & Co.,
                       Inc. (retail merchants) from July 1994 to October 1994. He was Chairman of the Board and Chief Executive Officer of
                       Federated Merchandising Services, a division of Federated
                       Department Stores, Inc. (retail merchants), from June 1991 to July 1994. He is a member of the Undergraduate Executive
                       Board of The Wharton School of the University of
                       Pennsylvania. Mr. Farah, age 45, has been a director of the
                       Company since 1994.

[PRESTON PHOTO]        JAMES E. PRESTON.  Chairman of the Board and Chief Executive
                       Officer of Avon Products, Inc. (manufacture and sale of
                       beauty and related products) since 1989. He is a director of
                       ARAMARK Corporation, Reader's Digest Association, the
                       Cosmetic, Toiletry and Fragrance Association, and American
                       Women's Economic Development Corporation; and a member of
                       the Advisory Board of the Salvation Army of Greater New
                       York. Mr. Preston, age 65, has been a director of the
                       Company since 1983.
[SINCLAIR PHOTO]       CHRISTOPHER A. SINCLAIR.  President and Chief Executive
                       Officer of Quality Food Centers, Inc. (supermarket chain)
                       from September 12, 1996 to March 1998. Mr. Sinclair was
                       Chairman and Chief Executive Officer of Pepsi-Cola Company,
                       a division of PepsiCo, Inc. ("PepsiCo") (beverages, snack
                       foods and restaurants) from April 1996 to July 1996;
                       President and Chief Executive Officer of PepsiCo Foods and
                       Beverages International, a division of PepsiCo, from 1993 to
                       April 1996; and President and Chief Executive Officer of
                       Pepsi-Cola International, a division of PepsiCo, from 1989 to 1993. He is a director of Mattel, Inc., Perdue Farms,
                       Inc., and Grupo Azucarero Mexico. He is also a director of the Amos Tuck School of Business Administration at Dartmouth
                       College. Mr. Sinclair, age 47, has been a director of the
                       Company since 1995.

DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING IN 1999


[BACOT PHOTO]          J. CARTER BACOT.  Chairman of the Board of The Bank of New
                       York Company, Inc. (bank holding company) and of The Bank of
                       New York, its wholly owned subsidiary, from 1982 to February
                       7, 1998; Chief Executive Officer of The Bank of New York
                       Company, Inc. and of The Bank of New York from 1982 to July
                       1, 1997. He is a trustee of Atlantic Mutual Insurance
                       Company and a director of its subsidiaries, Atlantic
                       Specialty Insurance Company and Centennial Insurance
                       Company; and a director of The Bank of New York Company,
                       Inc., Time Warner, Inc., Associates First Capital
                       Corporation, and Phoenix Home Life Mutual Insurance Company.
                       He is a Trustee of Hamilton College and the Vice Chairman of
                       United Way of New York City. Mr. Bacot, age 65, has been a director of the Company since 1993.
[CRAWFORD PHOTO]       PURDY CRAWFORD.  Chairman of the Board of Imasco Limited
                       (Canada) (consumer products and services) since 1987 and its
                       Chief Executive Officer from 1987 to 1995. He is also
                       Chairman of the Board of CT Financial Services Inc. and
                       Canada Trustco Mortgage Company, both of which are financial services companies and subsidiaries of Imasco Limited. Mr.
                       Crawford is a director of Avenor, Inc., Camco Inc., Canadian
                       National Railway Company, Inco Limited, Maple Leaf Foods
                       Ltd., Aeroquip-Vickers, Inc., Petro-Canada and Nova Scotia
                       Power Inc. He is Governor Emeritus of McGill University;
                       Chancellor of Mount Allison University; a member of the
                       Advisory Board of Oxford Frozen Foods Limited; and Honorary
                       Counsel to the Canadian law firm of Osler, Hoskin &
                       Harcourt. Mr. Crawford, age 66, has been a director of the
                       Company since 1995.

[GEIER PHOTO]          PHILIP H. GEIER JR.  Chairman of the Board and Chief
                       Executive Officer of Interpublic Group of Companies, Inc.
                       (advertising agencies and other marketing communication
                       services) since 1980. He is a director of Fiduciary Trust
                       Company International. He is also a member of the Board of
                       Overseers and Managers of Memorial Sloan Kettering Cancer
                       Center and of the Board of Trustees of the Whitney Museum of
                       American Art. Mr. Geier, age 63, has been a director of the
                       Company since 1994.

[HILPERT PHOTO]        DALE W. HILPERT.  The Company's President and Chief
                       Operating Officer since May 15, 1995. Mr. Hilpert was
                       Chairman and Chief Executive Officer of the Payless Shoe
                       Source division of The May Department Stores Company (retail merchants) from 1985 to April 1995. Mr. Hilpert, age 55, has been a director of the Company since 1995.

DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING IN 2000


[GILBERT PHOTO]        JAROBIN GILBERT JR.  President and Chief Executive Officer
                       of DBSS Group, Inc. (management, planning and trade
                       consulting services) since 1992; he was an independent
                       management consultant from 1990 to 1992. He is a director of
                       Whitman Corp.; Midas, Inc.; a member of the Supervisory
                       Board of F.W. Woolworth Co. GmbH ("FWW GmbH"), a wholly
                       owned subsidiary of the Company; a director of Valley Agency for Youth, and a permanent member of the Council on Foreign
                       Relations. Mr. Gilbert, age 52, has been a director of the
                       Company since 1981.


[MACKIMM PHOTO]        MARGARET P. MACKIMM.  Senior Vice President-Communications
                       of Kraft Foods, Inc. (multinational marketer and processor of food products) and its predecessor, Kraft, Inc. from 1986 to 1989. She is a director of Chicago Title and Trust
                       Company, Chicago Title Insurance Company, The World Press
                       Institute, and the Human Relations Foundation of Chicago.
                       Mrs. MacKimm, age 64, has been a director of the Company
                       since 1977.
[MACKOWSKI PHOTO]      JOHN J. MACKOWSKI.  Chairman of the Board and Chief
                       Executive Officer of Atlantic Mutual Insurance Company and
                       its subsidiary, Centennial Insurance Company (property,
                       liability and marine insurance) from 1985 to 1988; and
                       Chairman of the Board and Chief Executive Officer of
                       Atlantic Specialty Insurance Company (formerly Atlantic
                       Reinsurance Company) (issuer of reinsurance contracts), a
                       subsidiary of Atlantic Mutual Insurance Company, from 1986 to 1988. He is a director of Northern Trust Company of
                       Connecticut, and of Transatlantic Holdings, Inc. Mr.
                       Mackowski, age 72, has been a director of the Company since
                       1986.

                  BENEFICIAL OWNERSHIP OF THE COMPANY'S STOCK


     The following table sets forth, as reported to the Company, the number of shares of Common Stock beneficially owned as of April 9, 1998, by each of the directors, nominees and named executive officers, and by all directors, nominees and executive officers of the Company as a group on that date, and includes shares of Common Stock which they have a right to acquire within 60 days after that date by the exercise of options that have been granted under the Company's stock option plans.



     As of April 9, 1998, no director, nominee or executive officer beneficially owned one percent or more of the total number of outstanding shares of Common Stock. Such determination was made by dividing the number of shares owned, pursuant to Rule 13d-3(d)(1) promulgated under Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), by the total number of shares of Common Stock outstanding at the close of business on April 9, 1998.

     Except as otherwise noted in a footnote below, each director, nominee and executive officer has sole voting and investment power with respect to the number of shares of Common Stock set forth opposite his or her name in the table.


                                                                   AMOUNT AND
                                                              NATURE OF BENEFICIAL
                  NAME OF BENEFICIAL OWNER                         OWNERSHIP
                  ------------------------                    --------------------
J. Carter Bacot.............................................           3,361
M. Jeffrey Branman..........................................          80,079(a)
Purdy Crawford..............................................          10,732
John E. DeWolf III..........................................          30,000(b)
Roger N. Farah..............................................         987,916(c)
Philip H. Geier Jr..........................................           4,732
Jarobin Gilbert Jr..........................................             879
John F. Gillespie...........................................          30,079(d)
Dale W. Hilpert.............................................         406,732(e)
Allan Z. Loren..............................................             100
Margaret P. MacKimm.........................................           4,861
John J. Mackowski...........................................           4,726
James E. Preston............................................          10,656(f)
Christopher A. Sinclair.....................................           2,832
All 18 directors, nominees and executive officers as a
  group, including the named executive officers.............       1,743,290(g)


---------------
 (a) Includes 75,000 shares of Common Stock that may be acquired by the exercise of stock options and 79 shares of Common Stock held in the Company's 401(k) Plan.

 (b) Represents shares of Common Stock that may be acquired by the exercise of stock options.

 (c) Includes 800,000 shares of Common Stock that may be acquired by the exercise of stock options and 66 shares of Common Stock held in the Company's 401(k) Plan.

 (d) Includes 30,000 shares of Common Stock that may be acquired by the exercise of stock options and 79 shares of Common Stock held in the Company's 401(k) Plan.

 (e) Includes 399,999 shares of Common Stock that may be acquired by the exercise of stock options and 510 shares of Common Stock held in the Company's 401(k) Plan.

 (f) Excludes 50 shares of Common Stock owned by Mr. Preston's stepchildren, with respect to which Mr. Preston disclaims beneficial ownership.


 (g) This figure represents approximately 1.29 percent of the shares of Common Stock outstanding at the close of business on April 9, 1998. It includes all of the shares referred to in footnotes (a) through (f) above, a total of 154,997 shares of Common Stock that may be acquired within 60 days after April 9, 1998 by three executive officers of the Company (excluding the named executive officers) by the exercise of stock options, and 653 shares of Common Stock held by three executive officers (excluding the named executive officers) in the Company's 401(k) Plan.

     Following is information with respect to shareholders who beneficially own more than 5 percent of a class of the Company's voting securities. This information is derived from documents filed by those shareholders with the SEC. To the best knowledge of the Company, there are no other shareholders who beneficially own more than 5 percent of a class of the Company's voting securities.

                                                                            AMOUNT AND
                                  NAME AND ADDRESS                     NATURE OF BENEFICIAL   PERCENT
TITLE OF CLASS                   OF BENEFICIAL OWNER                        OWNERSHIP         OF CLASS
--------------  -----------------------------------------------------  --------------------   --------
Common Stock    The Capital Group Companies, Inc.,                          23,504,800(a)       17.4%
                Capital Research and Management Company,
                and Capital Guardian Trust Company
                333 South Hope Street
                Los Angeles, CA 90071
Common Stock    Ark Asset Management Co., Inc.                               8,901,800(b)        6.6%
                One New York Plaza
                New York, NY 10004
Common Stock    Boston Partners Asset Management, L.P.,                      8,840,937(c)        6.6%
                Boston Partners, Inc., and
                Desmond John Heathwood
                One Financial Center
                Boston, MA 02111

---------------
 (a) Reflects shares beneficially owned as of December 31, 1997, according to Amendment No. 7 to a statement on Schedule 13G filed with the SEC. As reported in this Amendment to the 13G, The Capital Group Companies, Inc. ("The Capital Group") is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in the 13G. The Capital Group held sole voting power with respect to 10,215,600 shares and sole dispositive power with respect to 23,504,800 shares. Capital Research and Management Company, an investment adviser and a wholly owned subsidiary of The Capital Group, is the beneficial owner of 11,327,600 shares. Capital Guardian Trust Company, a bank and a wholly owned subsidiary of The Capital Group, is the beneficial owner of 11,134,900 shares.


 (b) Reflects shares beneficially owned as of December 31, 1997, according to a statement on Schedule 13G filed with the SEC. As reported in the 13G, Ark Asset Management Co., Inc. holds sole voting power with respect to 6,606,400 shares and sole dispositive power with respect to 8,901,800 shares.


 (c) Reflects shares beneficially owned as of December 31, 1997, according to a statement on Schedule 13G filed with the SEC. As reported in the 13G, Boston Partners Asset Management, L.P. ("BPAM"), an investment adviser, owns of record 8,840,937 shares. Boston Partners, Inc. is the sole general partner of BPAM, and Mr. Heathwood is the principal stockholder of Boston Partners, Inc. As such, they may be deemed to own beneficially all of the shares owned of record by BPAM. The shareholders held shared voting and dispositive power with respect to 8,840,937 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's directors and executive officers file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership of Common

Stock and other equity securities of the Company. Directors and officers are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those reports furnished to the Company or written representations that no other reports were required, the Company believes that during the 1997 fiscal year, its directors and executive officers complied with all applicable SEC filing requirements.

                               BOARD OF DIRECTORS

ORGANIZATION AND POWERS

     The Board of Directors has responsibility for establishing broad corporate policies, reviewing significant developments affecting the Company, and monitoring the general performance of the Company.

     In 1998 the Board of Directors is scheduled to hold six regular meetings. During 1997, the Board held seven meetings.

     The Company's Certificate of Incorporation and By-laws provide for a Board of Directors consisting of not less than 9, nor more than 17, directors, the exact number to be determined, from time to time, by resolution adopted by a majority of the entire Board. The size of the Board is presently fixed at 11 directors.

     The Board has delegated certain duties to committees, which assist the Board in carrying out its responsibilities. Each director serves on one or more committees. During 1997, each incumbent director, other than Christopher A. Sinclair, attended at least 75 percent of the aggregate total number of meetings of the Board and of meetings held by all committees of which such director was a member. Mr. Sinclair, who was unable to attend two Board meetings, attended 71 percent of the aggregate total number of meetings of the Board and the committees of which he was a member.

COMMITTEES

     There are currently six standing committees of the Board, described below.

     Audit Committee. The members of the committee are: J. J. Mackowski (Chairman), P. Crawford and J. Gilbert Jr. The committee met seven times during 1997. The committee evaluates and reviews such matters as the Company's systems of internal accounting controls and the scope and results of the Company's internal audit procedures. The committee also recommends to the Board the appointment of the Company's independent accountants, reviews the scope and results of their audit and approves their audit and non-audit fees. The committee has direct channels of communication with the Company's independent accountants and corporate assurance staff, including meeting with each of them, both with and without the presence of Company management, to discuss and review issues as appropriate. The committee also meets with the Company's financial personnel and general counsel to review their various activities and findings. While it is the responsibility of management to design and implement an effective system of internal accounting controls, it is the responsibility of the committee to ensure that management has done so. It is also the responsibility of the committee to review periodically the adequacy, management and effectiveness of the Company's management information systems.

     Acquisitions and Finance Committee.  The members of the committee are: J.
C. Bacot (Chairman), J. E. Preston and C. A. Sinclair. The committee held no meetings in 1997. The committee considers proposals concerning mergers, combinations, acquisitions, sales, or offers to purchase the Company's shares or significant assets. In addition, the committee reviews certain proposed acquisitions by the Company of shares or assets of third parties, and it considers proposed debt or equity issues of the Company.


     Compensation Committee. The members of the committee are: J. E. Preston (Chairman), P. H. Geier Jr. and M. P. MacKimm. The committee met three times during 1997. The committee establishes and approves compensation plans and goals thereunder, salaries, incentives and other forms of compensation for the Company's officers and for certain other executives of the Company and its major subsidiaries and operating divisions. The committee administers the Annual Incentive Compensation Plan (the "Annual Plan"), Long-Term Incentive Compensation Plan (the "Long-Term Plan"), Supplemental Executive Retirement Plan (the "SERP"), Executive Supplemental Retirement Plan, Voluntary Deferred Compensation Plan, and may take certain actions with respect to the Trust (as hereinafter defined). The committee also administers the 1994 Woolworth Employees Stock Purchase Plan (the "1994 Purchase Plan"), administers and grants options under the Woolworth Corporation 1995 Stock Option and Award Plan (the "1995 Award Plan") and administers the 1986 Woolworth Stock Option Plan (the "1986 Option Plan"). As a result of the Company's acquisition of Eastbay, Inc. on January 30, 1997 and the Company's adoption and assumption of the Eastbay, Inc. 1994 Stock Incentive Plan (the "Eastbay Plan"), the Committee also administers the Eastbay Plan. Subject to the approval of the shareholders at the 1998 annual meeting of the 1998 Award Plan, the committee will also administer and grant options under this plan. Members of the committee are not eligible to participate in the 1994 Purchase Plan, to be granted options under the 1995 Award Plan or the 1998 Award Plan, or to participate in the Company's incentive compensation plans.


     Executive Committee. The members of the committee are the Chairman of the Board and the directors who are not officers of the Company. The committee held no meetings in 1997. Except for certain matters reserved to the Board, the committee has all of the powers of the Board in the management of the business of the Company during intervals between Board meetings.


     Nominating and Organization Committee.  The members of the committee are:
J. Gilbert Jr. (Chairman), J. C. Bacot and J. E. Preston. The committee met three times in 1997. The committee makes recommendations to the Board with respect to the size and composition of the Board and the Company's internal organizational structure. In addition, the committee reviews the qualifications of candidates, and makes recommendations to the Board with respect to nominees, for election as directors. The committee also considers nominees recommended by shareholders. The By-laws require that notice of nominations proposed by shareholders be received by the Secretary of the Company, along with certain other specified material, at least 75 days prior to the meeting of shareholders at which directors are to be elected. Any shareholder who wishes to nominate a candidate for election to the Board should obtain a copy of the relevant section of the By-laws from the Secretary of the Company.



     Retirement Investment Committee. The members of the committee are: M. P. MacKimm (Chairman), P. Crawford and J. J. Mackowski. The committee met four times in 1997. The committee has responsibility to supervise the investment of the assets of the retirement plans of the Company and to appoint, review the performance of and, if appropriate, replace, the trustee of the Company's pension trust and the managers responsible for managing the funds of such trust.

     In addition, the Board has established a Retirement Administration Committee, composed of certain officers of the Company, to which the Board has delegated certain administrative responsibilities with regard to the retirement plans of the Company.

DIRECTORS' COMPENSATION AND BENEFITS; INDEMNIFICATION ARRANGEMENTS

     Directors who are not officers or employees of the Company each receive a retainer of $40,000 per year. The committee chairmen each receive an additional annual retainer of $3,000. No separate fees are paid for attendance at Board or committee meetings. One-half of the annual retainer payable to non-employee directors is required to be paid in shares of the Company's Common Stock under the Directors' Stock Plan, with the balance payable in cash. Directors may elect to receive up to 100 percent of their annual retainer in Common Stock. The number of shares of Common Stock received under the plan is determined by dividing the applicable retainer amount by the average price of a share of Common Stock on the last business day preceding July 1 of each year. In addition, directors are reimbursed for their reasonable expenses in attending meetings of the Board and committees, including travel expenses to and from meetings.

     The Directors' Retirement Plan was frozen as of December 31, 1995. Consequently, only those four directors who completed at least five years of service as a director on that date, and who are not receiving, or entitled to receive, a retirement benefit under any of the Company's or its subsidiaries' other retirement plans or programs, are entitled to receive a retirement benefit under this plan. Under the Directors' Retirement Plan, an annual retirement benefit of $24,000 will be paid to any qualified director for the lesser of the number of years of his or her service as a director or 10 years. Payment of benefits under this plan generally begins on the later of any such director's termination of service as a director or the attainment of age 65. Directors with less than five years of service at December 31, 1995, and directors who are elected after this date, are not eligible to participate in the Directors' Retirement Plan.

     At the Company's request, Jarobin Gilbert Jr. serves on the Supervisory Board of FWW GmbH. In connection with this service, Mr. Gilbert receives an annual fee of DM 15,000 (approximately U.S. $8,200) and reimbursement for reasonable expenses in attending meetings of the Supervisory Board. In addition, pursuant to a consulting arrangement with DBSS Group, Inc. ("DBSS"), of which Mr. Gilbert is the President and Chief Executive Officer, the Company pays an annual fee of $20,000 to DBSS for consulting services rendered by Mr. Gilbert related to the Company's businesses in Germany. The Company paid DBSS the sum of $20,000 during 1997.

     The Company has purchased directors' and officers' liability and corporation reimbursement insurance from National Union Fire Insurance Company of Pittsburgh, Pa., The Great American Insurance Companies, Aetna Casualty & Surety Co. and The Chubb Group of Insurance Companies. These policies insure the Company and all of the Company's wholly owned subsidiaries. They also insure all of the directors and officers of the Company and the covered subsidiaries. For the 12-month period ending September 12, 1998, the total premium for these policies is $557,995. Directors and officers of the Company, as well as all other employees with fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended, are insured under policies issued by Federal Insurance Company and National Union Fire Insurance Company, which have a total premium of $101,488 for the 12-month periods ending August 31, 1998 and September 12, 1998, respectively.

     The litigation captioned In re Woolworth Corporation Securities Class Action Litigation, which is discussed in the following section on Legal Proceedings, was settled during 1997 for $20 million. In accordance with the indemnification provisions of the Company's By-laws, the Company paid the settlement amount, as well as legal fees and expenses totaling approximately $2.25 million on behalf of certain of the Company's former officers named as individual defendants in this action and related derivative litigation that was dismissed. The settlement discharged the cumulative liability of all defendants. It is not possible to allocate the amounts paid among the defendants since any liability on the claims that were settled would have been joint and several. In 1997, the Company was reimbursed under the directors' and officers' liability insurance policies in effect during the period ended September 12, 1994 for a percentage of the amounts paid in settlement of the action and in legal fees and expenses.



     The Company has entered into indemnification agreements with its directors and executive officers, as approved by shareholders at the 1987 annual meeting.


LEGAL PROCEEDINGS

     In 1994, the Company and certain of its present and former directors and officers were named as defendants in lawsuits brought by certain shareholders claiming to represent classes of shareholders that purchased shares of the Company's Common Stock during different periods between January 1992 and March 1994. These class action complaints purported to present claims under the federal securities and other laws and sought unspecified damages based on alleged misleading disclosures during the class periods. In 1994, 25 of these actions, brought in the United States District Court for the Southern District of New York, were consolidated under the caption In re Woolworth Corporation Securities Class Action Litigation. On October 6, 1997, the court entered a final judgment approving the settlement of the class action that provides for the payment to the class of $20 million and dismissing the class action with prejudice. The amount of the settlement, net of amounts to be paid by insurance carriers under relevant insurance policies, had been reserved by the Company. In the opinion of management, the settlement did not have a material adverse effect on the financial position or results of operations of the Company.

     On December 5, 1997, the federal derivative action pending in the United States District Court for the Southern District of New York under the caption Rosenbaum v. Sells et al. was dismissed with prejudice pursuant to a Stipulation and Order of Dismissal submitted by the parties and so ordered by the court.

     During 1994, the staff of the SEC initiated an inquiry related to the matters that were reviewed by the Special Committee established by the Board of Directors in 1994 as well as in connection with trading in the Company's securities by certain directors and officers of the Company. The SEC staff has advised that its inquiry should not be construed as an indication by the SEC or its staff that any violations of law have occurred. In the opinion of management, the result of the inquiry will not have a material adverse effect on the financial position or results of operations of the Company.


     The information in this section on Legal Proceedings is current as of April 17, 1998.


TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company and its subsidiaries have had transactions in the normal course of their businesses with various other corporations, including certain corporations whose directors or officers are also directors of the

Company. The amounts involved in such transactions have not been material in relation to the businesses of the Company or its subsidiaries, and it is believed that such amounts have not been material in relation to the businesses of such other corporations. In addition, it is believed that these transactions have been on terms no less favorable to the Company than if they had been entered into with disinterested parties. It is anticipated that transactions with such other corporations will continue in the future.

     The Bank of New York ("BONY"), of which J. C. Bacot is a director and the former Chairman of the Board, provides various banking and trust services to the Company and certain of its subsidiaries. These services include acting as the trustee and custodian for the pension trust under The Woolworth Retirement Plan, as amended (the "Retirement Plan"); acting as trustee in connection with the Company's 8 1/2% debentures due 2022 and medium-term notes maturing between 1997 and 2002; acting as an issuing bank under various letters of credit; providing financial planning services under the Company's financial planning program for certain management employees; and acting as trustee of the Trust (as hereinafter described). BONY is the Administrative Agent of the Company's existing long-term revolving credit facility. In addition, the Company leases space to BONY. Rental income received from BONY was approximately $554,000 in 1997.

     The Company has entered into a consulting arrangement with DBSS Group, Inc., of which Jarobin Gilbert Jr. is President and Chief Executive Officer. Under this arrangement, Mr. Gilbert provides consulting services to the Company related to the Company's businesses in Germany. The Company paid to DBSS Group, Inc. fees of $20,000 during 1997.


     Purdy Crawford is Honorary Counsel to the Canadian law firm of Osler, Hoskin & Harcourt, which provided legal services to the Company in 1997. Mr. Crawford received no remuneration from the firm in 1997.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table provides certain compensation information for the Company's Chief Executive Officer during 1997 and the four other most highly compensated executive officers of the Company at January 31, 1998, for services rendered in all capacities during 1997 and the fiscal years ended January 25, 1997 ("1996") and January 27, 1996 ("1995").

                           SUMMARY COMPENSATION TABLE


                                                                              LONG-TERM
                                                                           COMPENSATION(A)
                                                                               AWARDS
                                              ANNUAL COMPENSATION          ---------------
                                       ---------------------------------     SECURITIES
                                                            OTHER ANNUAL     UNDERLYING       ALL OTHER
                                        SALARY     BONUS    COMPENSATION     OPTION/SARS     COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR      ($)       ($)         ($)              (#)             ($)
 ---------------------------    ----   ---------  -------   ------------   ---------------   ------------
Roger N. Farah(b).............  1997   1,500,000  702,150       3,886(c)             0           5,610(d)
Chairman of the Board and       1996   1,500,000  780,900       3,372(c)             0           5,688(d)
Chief Executive Officer         1995   1,500,000  500,000(e)     3,133(c)            0           5,012(f)

M. Jeffrey Branman(g).........  1997     415,000  394,262(h)         0          75,000           3,113(d)
Senior Vice President-          1996     365,079  390,060(h)         0          75,000           1,513(f)
Corporate Development

John E. DeWolf III(g).........  1997     361,250  169,101           0           30,000           1,343(f)
Senior Vice President-          1996     319,444  166,303      28,242(i)        30,000         254,620(j)
Real Estate

John F. Gillespie(g)..........  1997     336,250  157,399           0           30,000           3,208(d)
Senior Vice President-          1996     270,833  140,996           0           30,000         176,608(k)
Human Resources

Dale W. Hilpert(l)............  1997     806,250  377,406           0          100,000           9,718(d)
President and Chief             1996     750,000  390,450           0          100,000           8,506(d)
Operating Officer               1995     535,326  250,000(e)    84,266(i)      300,000         645,376(m)


---------------
(a) There were no payouts under the Long-Term Plan to any of the named executive officers during 1997, 1996, or 1995.

(b) On January 9, 1995, the Company granted to Mr. Farah 200,000 shares of Common Stock (the "Restricted Stock"), which are subject to a Restricted Stock Agreement. The shares vest over a five-year period beginning January 31, 1996 through January 31, 2000, in increments of 40,000 shares on each vesting date. Mr. Farah has the right to vote the Restricted Stock and to receive and retain all regular cash dividends payable after January 1995 to holders of Common Stock of record. At January 31, 1998, Mr. Farah held 200,000 shares of Restricted Stock having a value of $4,350,000, based upon a $21.75 closing price of the Company's Common Stock as reported on the New York Stock Exchange on January 30, 1998, the last business day prior to the end of the fiscal year.

(c)  Tax gross-up payment related to commuting use of company car.

(d) Includes the dollar value of the premium paid by the Company for a term life insurance policy for the benefit of the named executive and the dollar value of the Company's matching contribution under the 401(k) Plan made to the named executive's account in shares of Common Stock. The dollar values of amounts reported for 1997 are as follows. The shares of Common Stock for the matching contribution were valued at $20.375 per share, which represents the closing price of a share of Common Stock on December 31, 1997, the last day of the plan year.

                                                            EMPLOYER MATCHING
                                                            CONTRIBUTION UNDER
              NAME                 LIFE INSURANCE PREMIUM      401(K) PLAN
              ----                 ----------------------   ------------------
R. N. Farah......................          $5,012                 $  598
D. W. Hilpert....................          $9,120                 $  598
M. J. Branman....................          $1,513                 $1,600
J. F. Gillespie..................          $1,608                 $1,600

(e)  Guaranteed bonus paid pursuant to employment agreement.

(f) Dollar value of premium paid by the Company for term life insurance policy for the benefit of the named executive.

(g)  Elected to this position in March 1996.

(h) Includes $200,000 paid as a discretionary bonus under the terms of Mr. Branman's employment.

(i)  Tax gross-up payment related to relocation.

(j) Amount includes a sign-on bonus of $200,000 and reimbursement for relocation expenses of $54,620.

(k) Amount includes a sign-on bonus of $175,000 and payment of premium of $1,608 for term life insurance policy for the benefit of Mr. Gillespie.

(l) Mr. Hilpert was elected President and Chief Operating Officer effective May 15, 1995.

(m) Amount includes a sign-on bonus of $551,641; reimbursement for relocation expenses of $85,905; and payment of premium of $7,830 for term life insurance policy for the benefit of Mr. Hilpert.

     The following table provides information on Long-Term Plan awards made in 1997:

           LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR(A)

                                                   PERFORMANCE       ESTIMATED FUTURE PAYOUTS UNDER
                                    NUMBER OF        PERIOD            NON-STOCK PRICE-BASED PLAN
                                  SHARES, UNITS       UNTIL       -------------------------------------
             NAME                OR OTHER RIGHTS     PAYOUT       THRESHOLD      TARGET       MAXIMUM
             ----                ---------------   -----------    ---------    ----------    ----------
R. N. Farah....................     1,500,000        1997-99      $450,000     $1,800,000    $3,000,000
M. J. Branman..................       415,000        1997-99       124,500        498,000       830,000
J. E. DeWolf III...............       361,250        1997-99       108,375        433,500       722,500
J. F. Gillespie................       336,250        1997-99       100,875        403,500       672,500
D. W. Hilpert..................       806,250        1997-99       241,875        967,500     1,612,500

---------------
(a) The named executive officers and six other executive officers and key employees of the Company participate in the Long-Term Plan. Under the Long-Term Plan, individual target awards are expressed as a percentage of the participant's annual base salary. The amounts shown in the table above under the column headed "Number of Shares, Units or Other Rights" represent the annual rate of base salary for 1997 for each of the named executive officers. The amounts shown in the columns headed "Threshold," "Target" and "Maximum" represent 30 percent, 120 percent and 200 percent, respectively, of the named executive officer's annual base salary in the first year of the Performance Period and represent the amount that would be paid to him at the end of the Performance Period if the established performance goals are attained.

    Any payout under the Long-Term Plan is calculated based upon the Company's performance in the Performance Period and measured against the performance criteria set for the participant at the beginning of the Performance Period by the Compensation Committee. These performance goals are based on one or more of the following criteria: (i) the attainment of certain target levels of, or percentage increase in, consolidated net income; or (ii) the attainment of certain levels of, or a specified increase in, return on invested capital. In addition, to the extent permitted by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (if applicable), the Compensation Committee has the authority to incorporate provisions in the performance goals allowing for adjustments in recognition of unusual or non-recurring events affecting the Company or the Company's financial statements, or in response to changes in applicable laws, regulations or accounting principles. Unless otherwise determined by the Compensation Committee, payment in connection with such awards shall be made only if and to the extent performance goals for the Performance Period are attained and generally only if the participant remains employed by the Company throughout the Performance Period. The Compensation Committee may award, after completion of the Performance Period, a pro-rata payment to any participant whose employment terminated during the Performance Period.

    Upon a Change in Control, as defined in the Long-Term Plan, the Compensation Committee may, to the extent permitted under Section 162(m) of the Code (if applicable), pay out an amount equal to or less than a pro-rata portion (through the date of the Change in Control) of the individual target award based on the actual performance results achieved from the beginning of the Performance Period to the date of the Change in Control and the performance results that would have been achieved had the performance goals been met for the balance of the Performance Period.

    Payment to a participant under the Long-Term Plan for each Performance Period will be made, at the discretion of the Compensation Committee, either in cash or in shares of Common Stock under the 1995 Award Plan. If payment is made in shares of Common Stock, the number of shares to be paid to the participant will be determined by dividing the achieved percentage of a participant's annual base salary by the fair market value of the Common Stock on the date of payment. The amount of any payout for the performance period may not exceed the lesser of 300 percent of the participant's annual base salary or $5,000,000.

OPTION GRANTS IN LAST FISCAL YEAR

     The table that follows provides information regarding grants of stock options made to the named executive officers under the 1995 Award Plan during 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS(A)
                                    ----------------------------------------------------
                                    NUMBER OF      PERCENT OF
                                    SECURITIES   TOTAL OPTIONS
                                    UNDERLYING     GRANTED TO     EXERCISE
                                     OPTIONS       EMPLOYEES        PRICE     EXPIRATION      GRANT DATE
               NAME                 GRANTED(#)   IN FISCAL YEAR   ($/SHARE)      DATE     PRESENT VALUE($)(B)
               ----                 ----------   --------------   ---------   ----------  -------------------
R. N. Farah.......................         0          N/A              N/A          N/A             N/A
M. J. Branman.....................    75,000          3.4          22.1875     04/09/07         561,808
J. E. DeWolf III..................    30,000          1.4          22.1875     04/09/07         224,723
J. F. Gillespie...................    30,000          1.4          22.1875     04/09/07         224,723
D. W. Hilpert.....................   100,000          4.5          22.1875     04/09/07         749,078

---------------
(a) Stock options were granted on April 9, 1997 to the named executive officers, except Mr. Farah.

    The per-share exercise price of each stock option may not be less than the fair market value of a share of Common Stock on the date of grant. In general, no portion of any stock option may be exercised until the first anniversary of its date of grant. The options granted during 1997 to the named executive officers will become exercisable in three equal annual installments, beginning April 9, 1998. In the event of an option holder's retirement, disability, or death while employed by the Company or one of its subsidiaries, all unexercised options that are then immediately exercisable plus those options that would have become exercisable had the option holder not retired, become disabled, or died until after the next succeeding anniversary of the date of grant of each such option, shall remain or become, as the case may be, immediately exercisable as of such date. Moreover, upon the occurrence of a "Change in Control," as defined in the 1995 Award Plan, all outstanding options shall become immediately exercisable in full, as of such date.

    Options may remain exercisable for up to three years following an option holder's retirement or termination due to disability, and for up to one year for any other termination of employment for reasons other than cause. However, under no circumstances may an option remain outstanding for more than ten years from its date of grant.

(b) Values were calculated as of the date of grant using a Black-Scholes option pricing model. The values shown in the table are theoretical and do not necessarily reflect the actual values that the named executive officers may ultimately realize. Any actual value to the officer will depend on the extent to which the market value of the Company's Common Stock at a future date exceeds the option exercise price. In addition to the fair market value of the Common Stock on the date of grant and the exercise price, which are identical, the following assumptions were used to calculate the values shown in the table: a weighted-average risk-free interest rate of 6.44 percent; a stock price volatility factor of 30 percent; a two year weighted-average expected award life and a zero dividend yield. The assumptions and calculations used for the model are consistent with the assumptions for reporting stock option valuations in the Company's 1997 Annual Report on Form 10-K.

     The following table provides information on the value of the named executive officers' unexercised stock options at January 31, 1998.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                  SHARES                    OPTIONS AT FY-END(#)         OPTIONS AT FY-END($)(A)
                                ACQUIRED ON    VALUE     ---------------------------   ---------------------------
             NAME               EXERCISE(#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               -----------   --------   -----------   -------------   -----------   -------------
R. N. Farah...................       0          N/A        800,000              0       6,525,040             0
M. J. Branman.................       0          N/A         25,000        125,000         150,783       301,565
J. E. DeWolf III..............       0          N/A         10,000         50,000          60,313       120,626
J. F. Gillespie...............       0          N/A         10,000         50,000          60,313       120,626
D. W. Hilpert.................       0          N/A        333,333        166,667       1,972,931       402,089

---------------
(a) The fair market value (the average of the high and low prices of the Company's Common Stock) on Friday, January 30, 1998, the last business day of 1997, was $21.7813.

RETIREMENT PLANS

     The Company maintains The Woolworth Retirement Plan (the "Retirement Plan"), a defined benefit plan with a cash balance formula, which covers associates of the Company and substantially all of its United States subsidiaries. All qualified employees at least 21 years of age are covered by the Retirement Plan, and plan participants become fully vested in their benefits under this plan upon completion of five years of service or upon attainment of age 65 while actively employed.

     Under the cash balance formula, each participant has an account, for record keeping purposes only, to which credits are allocated annually based upon a percentage of the participant's W-2 Compensation, as defined in the Retirement Plan. This percentage is determined by the participant's years of service with the Company as of the beginning of each calendar year. The following table shows the percentage used to determine credits at the years of service indicated.


                                                                          PERCENT OF W-2
                                              PERCENT OF ALL               COMPENSATION
             YEARS OF SERVICE                W-2 COMPENSATION              OVER $22,000
             ----------------                ----------------    +   -------------------------
Less than 6................................        1.10                        0.55
6-10.......................................        1.50                        0.75
11-15......................................        2.00                        1.00
16-20......................................        2.70                        1.35
21-25......................................        3.70                        1.85
26-30......................................        4.90                        2.45
31-35......................................        6.60                        3.30
More than 35...............................        8.90                        4.45

     In addition, all balances in the participants' accounts earn interest at the fixed rate of six percent, which is credited annually. At retirement or other termination of employment, an amount equal to the vested balance then credited to the account under the Retirement Plan is payable to the participant in the form of a qualified joint and survivor annuity (if the participant is married) or a life annuity (if the participant is not married). The participant may elect to waive the annuity form of benefit described above and receive benefits under the Retirement Plan in an optional annuity form or an immediate or deferred lump sum. Participants may elect one of the optional forms of benefit with respect to the accrued benefit as of December 31, 1995 if the individual participated in the Retirement Plan as of such date.

     The Code limits annual retirement benefits that may be paid to, and compensation that may be taken into account in the determination of benefits for, any person under a qualified retirement plan such as the Retirement Plan. Accordingly, for any person covered by the Retirement Plan whose annual retirement benefit, calculated in accordance with the terms of such plan, exceeds the Code limitations, the Company has adopted the Woolworth Corporation Excess Cash Balance Plan (the "Excess Plan"), an unfunded, nonqualified benefit plan, under which the individual is paid the difference between the Code limitations and the retirement benefit to which he or she would otherwise be entitled under the Retirement Plan.

     In addition, the SERP, which is an unfunded, nonqualified benefit plan, provides for payment by the Company of supplemental retirement, death and disability benefits to certain executive officers and certain other key employees of the Company and its subsidiaries. The named executive officers and one of the other executive officers of the Company are participants in the SERP. Under the SERP, the Compensation Committee of the Board of Directors sets an annual targeted incentive award for each participant consisting of a percentage of salary and bonus based on the Company's performance against target. Achievement of target results in an eight percent credit to a participant's account. The applicable percentage decreases proportionately to the percentage of the Company's performance below target, but not below four percent, and increases proportionately to the percentage of the Company's performance above target, but not above 12 percent. Participants' accounts accrue simple interest at the rate of six percent annually.

     The table below provides the estimated annual benefit for each of the individuals named in the Summary Compensation Table stated as a single life annuity under the Retirement Plan, the Excess Plan, and the SERP. The projections contained in the table assume each such person's continued employment with the Company to his normal retirement date and that compensation earned during each year after 1997 to the individual's normal retirement date remains the same as compensation earned by him during 1997. The projections in the table below are based upon the greater of the accrued benefit as of December 31, 1995 or a single life annuity determined by converting the account balance projected to normal retirement date using a 6.55 percent interest rate at normal retirement age based on the average rate as published in Federal statistical release H.15 (519) for 30-year U.S. Treasury Bills for December 1995. The applicable interest rate is the rate specified in sec.417(e)(3)(A)(ii)(II) of the Code.

                                            TOTAL ANNUAL BENEFIT         TOTAL ANNUAL BENEFIT
                                                FOR YEARS 1-3         FOR YEARS 4 AND SUBSEQUENT
         NAMED EXECUTIVE OFFICER           FOLLOWING RETIREMENT(A)     FOLLOWING RETIREMENT(A)
         -----------------------           -----------------------    --------------------------
R. N. Farah..............................        $2,781,828                    $229,997
M. J. Branman............................         1,239,557                      99,524
J. E. DeWolf III.........................           784,641                      62,237
J. F. Gillespie..........................           369,078                      23,384
D. W. Hilpert............................           570,384                      36,033

---------------
(a) The amounts stated for years 1-3 following retirement include the SERP benefits, payable as a lump sum spread over a three-year period. The SERP projections include a 7.49 percent credit to the participants' accounts for 1997 and assume an annual 8 percent credit going forward. Beginning with the fourth year following retirement, the individuals' annual benefits will not include any SERP payments and, therefore, their annual benefits for those years will be reduced accordingly.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company presently has employment agreements with R. N. Farah and D. W. Hilpert. In addition, the Company also has severance agreements with M. J. Branman, J. E. DeWolf III and J. F. Gillespie.

  R. N. Farah

     At the time of Mr. Farah's election as Chairman of the Board and Chief Executive Officer in December 1994, the Company entered into an employment agreement with him. During the contract term, Mr. Farah will receive a base salary of not less than $1,500,000 per year. The term of the employment agreement is through January 31, 2000. In addition, Mr. Farah participates in the Annual Plan and the Long-Term Plan. His payout at budget under the Annual Plan is 50 percent of base salary.

     Pursuant to the employment agreement, in 1994 Mr. Farah was granted an option to purchase 800,000 shares of Common Stock, and the Company issued 200,000 shares of restricted stock to him. The shares of restricted stock are subject to a restriction related to Mr. Farah's continued employment with the Company, and vest at 20 percent per year at the end of the first through fifth years of employment.

     In the event Mr. Farah's employment is terminated by him for good reason or by the Company without cause, then Mr. Farah would be entitled to payments of any unpaid base salary for the period prior to termination, any declared but unpaid bonuses and amounts due under any employee benefit or incentive plan, and one additional year's worth of restricted stock would then immediately vest. Thereafter, for a period ending on the earliest of (a) January 31, 2000, (b) three years from the end of the employment period, (c) his death, or (d) the violation of any post-employment contract requirements, Mr. Farah would be entitled to receive payments equal to his annual base salary immediately prior to termination. In the event of termination following a Change in Control, as defined in the agreement, Mr. Farah would receive the payments described above for a period not to extend beyond January 31, 2000. Further, all of Mr. Farah's unvested shares of restricted stock, as well as all unvested stock options, would immediately vest.

  D. W. Hilpert

     The Company has entered into an employment agreement with D. W. Hilpert as President and Chief Operating Officer for a three-year term from May 1, 1997 to April 30, 2000. Pursuant to the terms of this agreement, Mr. Hilpert receives an annual base salary of not less than $825,000. Mr. Hilpert participates in the Annual Plan and the Long-Term Plan.

     In the event that Mr. Hilpert's employment is terminated by him for good reason or by the Company without cause, (or if the Company does not extend the term of the employment agreement after April 30, 2000 under substantially similar terms and conditions), Mr. Hilpert would be entitled to payments of any unpaid base salary for the period prior to termination, any declared but unpaid bonuses, and amounts due under any employee benefit or incentive plan. Thereafter, for a period ending on the earliest of (a) the later of April 30, 2000 or one year from the termination date, (b) his death, or (c) the violation of any post-employment contract requirements, Mr. Hilpert would be entitled to receive payments equal to his annual base salary immediately prior to such termination.

     In the event of termination following a Change in Control, as defined in the agreement, Mr. Hilpert would receive the payments described above. Also, subject to the Compensation Committee's approval (if required), any unvested portion of the stock option granted to Mr. Hilpert when he joined the Company in 1995 would fully vest. Further, Mr. Hilpert may become entitled to an additional payment, payable in two equal lump sum installments upon termination of employment and on the first anniversary of his termination of employment. This additional payment is equal to the difference, if any, between the amount the Company would expect to pay Mr. Hilpert if his employment were terminated by the Company without cause or by Mr. Hilpert for good reason and an amount equal to Mr. Hilpert's base salary for 78 weeks plus 150 percent of his annual bonus at target. This provision provides Mr. Hilpert, upon a change in control, with a payment comparable to that provided to other senior executives of the Company under the provisions of the Senior Executive Severance Agreements, described below.

     Further, if Mr. Hilpert's employment is terminated by him for good reason or by the Company without cause, or if Mr. Hilpert's employment with the Company is not extended beyond April 30, 2000, and the amount of retirement benefits Mr. Hilpert is then entitled to under the Retirement Plan, the Excess Plan, and the SERP is less than $1,300,000, the Company will increase the amount in his SERP account so that this total is reached. This provision compensates Mr. Hilpert for the benefit he would have received under his previous employer's supplementary plan.

  M. J. Branman, J. E. DeWolf III and J. F. Gillespie

     The Company has entered into Senior Executive Severance Agreements with M.
J. Branman, J. E. DeWolf III, J. F. Gillespie and one other executive officer, which provide for severance payments if their employment is terminated by the Company without cause or by them for good reason. In the event such officer's employment is terminated within 12 months following a Change in Control, he will receive two weeks' salary plus annual prorated bonus for each year of service, with a minimum of 78 weeks. If such termination does not occur within 12 months following a Change in Control, he will be entitled to receive two weeks' salary plus annual prorated bonus for each year of service, with a minimum of 26 weeks. With respect to Messrs. DeWolf and Gillespie, the payment specified in the preceding sentence may not be less than their annual base salary. With respect to Mr. Branman, if the total severance benefit he would be entitled to is less than the sum of the following amounts in the year of termination: (i) his annual base salary, (ii) his expected annual bonus at target and (iii) $200,000, then he would be entitled to receive additional payments from the Company in the amount of the difference.

     The Company has established a trust (the "Trust") in connection with certain of its benefit plans, arrangements, and agreements, including certain of those described above, and other benefit plans, agreements or arrangements that may, at the request of the Company, hereafter be covered (collectively, the "Benefit Obligations"). Under the Trust agreement, in the event of a Change in Control of the Company (as defined therein), the trustee would pay to the persons entitled to the Benefit Obligations, out of funds held in the Trust, the amounts to which such persons may become entitled under the Benefit Obligations. Upon the occurrence of a Potential Change in Control of the Company (as defined in the Trust agreement), the Company is required to fund the Trust with an amount sufficient to pay the total amount of the Benefit Obligations. Following the occurrence, and during the pendency, of a Potential Change in Control, the trustee is required to make payments of Benefit Obligations, to the extent such payments are not made by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, the following individuals (none of whom had been an officer or employee of the Company or any of its subsidiaries) served on the Compensation
Committee: P. H. Geier, Jr., M. P. MacKimm and J. E. Preston. There were no interlocks with other companies within the meaning of the SEC's proxy rules.

                COMPENSATION COMMITTEE'S REPORT TO SHAREHOLDERS
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee"), composed of the directors listed below, none of whom are officers or employees of the Company or any of its subsidiaries, has responsibility for all compensation matters involving the Company's executive officers and for significant elements of the compensation of the chief executive officers of its operating units.

     Compensation Policy. It is the policy of the Committee to design and maintain a compensation policy that will enable the Company to attract, motivate, and retain executive officers and the chief executive officers of its operating units by providing a fully competitive total compensation opportunity. This policy provides for (i) competitive base salaries, which reflect the responsibilities of the position held and performance in the position; (ii) annual incentive opportunities payable in cash, which are based on the Company's achievement of previously specified performance goals; (iii) long-term incentive opportunities, payable in stock or cash, which are based on the Company's achievement of previously specified performance goals; and (iv) long-term stock-based incentive opportunities, which are designed to strengthen the mutuality of interest between participating associates and the shareholders. The Committee strives to balance short- and long-term incentive objectives and to employ prudent judgment in establishing performance criteria, evaluating performance, and determining actual incentive payment levels. For senior level management associates the compensation policy provides that a greater percentage of total compensation will be at risk, dependent upon the Company's performance in relation to targets established under incentive compensation plans, or, in the case of stock options, increases in the price of the Company's Common Stock.

     Compensation Program. The Committee has established a total compensation program for senior executive officers (the Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, and Senior Vice Presidents) and the chief executive officers of its operating businesses consisting of five components: base salary, participation in the Annual Plan, participation in the Long-Term Plan, stock option grants, and the opportunity to participate in the employee stock purchase program. We note that the Company's shareholders, at annual meetings in prior years, have approved the Annual Plan, the Long-Term Plan, the 1995 Award Plan, and the 1994 Stock Purchase Plan. With the exception of participation in the Long-Term Plan, the Company has a substantially similar compensation program for its other executive officers and management employees. At the 1998 Annual Meeting, shareholders are being asked to approve the 1998 Award Plan. The Committee has carefully considered the need for, and the benefits to shareholders that it expects to result from, the 1998 Award Plan, and recommends adoption to shareholders.

     A performance evaluation of each management associate is conducted at the beginning of each year, based upon goals, responsibilities, and other performance criteria established at the beginning of the prior year. Salary recommendations are then made based upon the results of this performance review. With regard to executive officers and the chief executive officers of the Company's operating units, management makes these salary recommendations to the Committee. The Committee then reviews the base salaries of these individuals and determines the changes, if any, that should be made to those base salaries based upon the officer's performance and to maintain a competitive position with other national retail companies.

     At the beginning of each year, the Committee also establishes the performance goals under the Annual Plan for that year and under the Long-Term Plan for the three-year performance period then beginning. Payments under the Annual Plan for 1997 were based on a combination of the pre-tax earnings and percentage return on invested capital of the Company in relation to targets established by the Committee. In 1997, these targets for executive officers were equal to the pre-tax earnings and percentage return on invested capital set in the Company's operating budget for the year. Approximately 800 key management employees, including executive officers, are participants in the Annual Plan. The chief executive officers of the operating units participate in annual bonus plans with goals tied to operating results of their respective units. Payments under the Long-Term Plan are based on a combination of cumulative net income and percentage return on invested capital of the Company during the three-year performance period, in relation to targets established by the Committee.

     Each year the Committee considers granting options to purchase Common Stock to key employees, including executive officers. Stock option grants are intended to provide additional incentive for superior performance by officers and key employees who have the most impact on the management and success of the Company's businesses. Stock options granted by the Committee in 1997 vest in three equal annual installments beginning on the first anniversary of the date of grant. Approximately 300 employees participate. Also, qualified executive officers and other employees may purchase shares of Common Stock under the 1994 Stock Purchase Plan.

     The performance of the Company's continuing operations in 1997 was somewhat below the pre-tax earnings performance target and slightly above the return on invested capital performance target established by the Committee under the Annual Plan, and payments were made to the executive officers under that plan, including the payments to the named executive officers shown in the table on page 14. There was no performance period under the Long-Term Plan ending in 1997, and therefore no payments were made under that plan.



     During the three-year period 1996-1998, while the Company implements its turn-around plan, its compensation program places greater emphasis on the granting of stock options to its executive officers, the chief executive officers of its operating units, and certain other senior management associates as a means of better aligning the interests of the Company's managers with those of its shareholders through the opportunity to have equity participation of a size and nature significant to the individual. In determining the number of options to be granted to executive officers, the Committee considered a number of factors, including the position held by the individual, his or her performance, the number of options granted in previous years, and the financial results of the Company for the prior year. In 1997, the Committee granted to the named executive officers the stock options shown in the table on page 17.



     Chief Executive Officer's Compensation. Pursuant to the provisions of an employment agreement negotiated with Mr. Farah at the time of his recruitment to become Chairman of the Board and Chief Executive Officer of the Company in 1994, and approved by the Committee, Mr. Farah receives a base salary of $1,500,000 per year. The term of the employment agreement is through January 31, 2000. In addition, Mr. Farah participates in the Annual Plan and the Long-Term Plan. His payment under the Annual Plan if the bonus targets are achieved would be 50 percent of base salary and his payment under the Long-Term Plan at the end of the 1996-98 performance period, if the bonus targets are achieved, would be 163 percent of base salary, and at the end of the 1997-99 performance period, if the bonus targets are achieved, would be 120 percent of base salary. In 1997, based upon the performance of the Company's continuing operations in relation to the pre-tax profit and return on invested capital targets established by the Committee for the year, he earned an annual bonus of $702,150, which represents
46.8 percent of his base salary.


     At the time he joined the Company, Mr. Farah received an option to purchase 800,000 shares of Common Stock, under the provisions of the 1986 Option Plan, at $13.625 per share, the fair market value on the date of grant. No further stock option grant has been made to him since that time. In addition, as provided for in his employment agreement, the Company issued 200,000 shares of restricted stock to him in January 1995. The shares are subject to a restriction related to his continued employment in the position of Chairman of the Board and Chief Executive Officer, and vest at 20 percent per year at the end of the first through fifth years of employment. As of January 31, 1998, the restrictions have lapsed on 120,000 of these shares. In 1997, Mr. Farah purchased 1,223 shares of Common Stock at $17.37 per share under the Stock Purchase Plan, which was the maximum number of shares he was permitted to purchase under the terms of that plan.

     It is generally the Committee's view that the compensation plans and programs of the Company should be designed and administered in a manner that ensures the tax deductibility by the Company of compensation paid to its executives. Nevertheless, the Committee recognizes that situations may arise when it is in the best interests of the Company and its shareholders to pay compensation to an executive that cannot be deducted for tax purposes. Pursuant to the provisions of Section 162(m) of the Code, the portion of Mr. Farah's base salary that exceeds $1,000,000 and most of the compensation related to the restricted stock grant made to him are not deductible. It was the view of the Committee that the benefits of securing Mr. Farah's services outweighed the Company's inability to obtain a tax deduction for that portion of his compensation.

     Mr. Farah's compensation arrangements with the Company in 1997 were unchanged from those negotiated by the Company and Mr. Farah at the time he joined the Company in December 1994. In approving these compensation arrangements at that time, the Committee considered that the elements of Mr. Farah's compensation package were the result of negotiation between the Company and Mr. Farah, following a search that identified Mr. Farah as the best candidate for the Chief Executive Officer's position.

                                          James E. Preston, Chairman
                                          Philip H. Geier Jr.
                                          Margaret P. MacKimm

PERFORMANCE GRAPH

     The performance graph which follows compares the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Index and the S&P Retail Stores Composite Index from January 31, 1993 through January 31, 1998. The graph assumes an investment of $100 in the Company's Common Stock and in each index on January 31, 1993, and that all dividends were reinvested.

        Measurement Period                                                     S&P Retail
      (Fiscal Year Covered)             Woolworth            S&P 500            Composite
Jan-93                                   100.00              100.00              100.00
Jan-94                                    91.16              111.86               95.18
Jan-95                                    58.42              112.48               88.04
Jan-96                                    42.14              155.85               94.95
Jan-97                                    76.31              196.87              113.49
Jan-98                                    81.46              249.80              168.28

         2.  APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     On March 11, 1998, the Board of Directors approved, and recommended for adoption by shareholders at this annual meeting, an amendment to Article First of the Company's Certificate of Incorporation to change the name of the Company to Venator Group, Inc. For the reasons described below, the Board of Directors believes that it would be in the best interests of the Company and its shareholders to change the name of the Company. To accomplish this name change, it is necessary to amend the applicable provision of the Company's Certificate of Incorporation.

REASONS FOR AMENDMENT

     Important and positive changes have occurred at the Company over the past several years. The closing of the domestic Woolworth general merchandise business in 1997, as well as the closing and divestiture of other non-strategic or underperforming businesses over the past several years, has provided the Company with a unique opportunity to change its name. While the Woolworth name served the Company well for many years, it does not reflect the Company as it exists today and the direction in which it is moving. The Board of Directors believes that changing the name of the Company is a fundamental component of its repositioning. After careful consideration, the Board believes that "Venator Group, Inc." better reflects the new mix of the Company's portfolio of businesses and its position as a leading global retailer of merchandise designed for active lifestyles.

     The change of the Company's name will not affect in any way the validity of currently outstanding stock certificates. Shareholders will not be required to surrender or exchange any stock certificates that they currently hold. The Company's ticker symbol on the New York Stock Exchange will continue to be "Z."

     The Board of Directors believes that the adoption of the proposed amendment to the Certificate of Incorporation is in the best interests of the Company and the shareholders. Accordingly, the Board is proposing that Article First of the Certificate of Incorporation be amended to change the name of the Company to "Venator Group, Inc."

     The full text of Article First of the Certificate of Incorporation, as proposed to be amended, is as follows:

     "FIRST. The name of the corporation is 'Venator Group, Inc.' (hereinafter called the 'Corporation')."

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2.

         3.  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, on the recommendation of the Audit Committee, has appointed KPMG Peat Marwick LLP ("KPMG") as independent accountants of the Company for the fiscal year that began February 1, 1998, subject to ratification by the shareholders at the 1998 annual meeting. A resolution for such ratification will be presented at the 1998 annual meeting.

     KPMG has no interest, financial or otherwise, direct or indirect, in the Company other than as independent accountants.

     Representatives of KPMG are expected to be present at the 1998 annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3.

                      4.  APPROVAL OF THE 1998 AWARD PLAN


     The Board of Directors of the Company has adopted the 1998 Award Plan, subject to approval by the Company's shareholders at the 1998 annual meeting. The 1998 Award Plan is substantially similar to the Company's current option and award plan, the 1995 Award Plan, which shareholders approved in 1995. Options may continue to be granted under the 1995 Plan until March 8, 2005. As of January 31, 1998, there were 1,896,129 shares available for grant under the 1995 Award Plan. It is expected that approximately 400 employees will be eligible to receive awards under the 1998 Award Plan. The Board believes that the 1998 Award Plan will benefit shareholders by allowing the Company to attract and retain key employees who have the ability to enhance the value of the Company and by aligning the interests of key employees with those of the shareholders through increased stock ownership and the ability to tie a significant portion of the total compensation of key managers to the value of the Company's Common Stock. The Board therefore recommends approval of the 1998 Award Plan.


     During the three-year period from 1996 to 1998, while the Company implements its turn-around plan, the Compensation Committee determined that it was appropriate to place greater emphasis on the granting of stock options to key management employees as a means of better aligning the interests of the Company's key managers with those of its shareholders. The Company does not expect that stock options will form as significant a part of the compensation packages of its key managers after the end of 1998.


     The following plan summary is not intended to be complete and is qualified in its entirety by the complete text of the 1998 Award Plan that is set forth in Appendix A to this proxy statement. In the summary, defined terms are capitalized and have the meanings assigned to them in the text of the 1998 Award Plan, if not otherwise defined in this proxy statement.


                         SUMMARY OF THE 1998 AWARD PLAN

SHARES SUBJECT TO PLAN

     The maximum number of shares of the Company's Common Stock reserved for Award grants under the 1998 Award Plan is 6,000,000, subject to adjustment as described below. The number of shares reserved for issuance as Restricted Stock cannot exceed 1,500,000 shares. In the event of a stock split, stock dividend, spin-off or other relevant change affecting the Common Stock, adjustments may be made to the number of shares available for Award grants and to the number of shares and price under outstanding grants made before the event. Such shares may be either authorized and unissued shares or issued shares acquired and held in the treasury of the Company.

ADMINISTRATION

     The 1998 Award Plan will be administered and interpreted by the Compensation Committee of the Board or a subcommittee thereof (the "Committee"), which is composed of two or more non-employee directors, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Section 16(b) of the Exchange Act. The Committee will select persons to receive grants from among the eligible employees, determine the types of grants and number of shares to be awarded to grantees, and set the terms, conditions, and provisions of the grants consistent with the terms of the 1998 Award Plan. The Committee may establish rules for the administration of the 1998 Award Plan.

ELIGIBLE EMPLOYEES

     The Committee may grant Awards to officers and other employees of the Company (including its subsidiaries).

AWARDS UNDER THE 1998 AWARD PLAN

     An Award made under the 1998 Award Plan may be made in the form of an Option, Tandem or Freestanding Stock Appreciation Right, Restricted Stock, or Other Stock-Based Award.


     During the term of this Plan, no Participant may receive a total number of Awards relating to more than 600,000 shares of Common Stock, subject to adjustment. To the extent that shares of Common Stock for which Options or Stock Appreciation Rights are permitted to be granted to an individual during a fiscal year of the Company are not covered by a grant of an Option or a Stock Appreciation Right in the Company's fiscal year, such shares of Common Stock shall be available for grant or issuance to the Participant in any subsequent fiscal year during the term of the 1998 Award Plan.


STOCK OPTIONS

     Options granted under the 1998 Award Plan may be either incentive stock options under the provisions of Section 422 of the Code ("ISOs") or options not subject to the provisions of Section 422 of the Code ("Nonstatutory Options").


     The exercise price per share of Common Stock covered by an Option shall be determined by the Committee at the time the Option is granted; provided, however, that the exercise price shall not be less than 100 percent (110 percent in the case of any ISO that is granted to a Ten Percent Shareholder) of the Fair Market Value of a share of Common Stock on the date of grant of the Option.


     In general, each Option shall become exercisable following the date of grant of the Option as follows: no portion of the Option may be exercised until the first anniversary of the date of grant; from the first anniversary of the date of grant to the second anniversary of the date of grant, up to, but not more than, one-half of the Option may be exercised; and, from and after the second anniversary of the date of grant until the earlier of the expiration or cancellation of the Option, all or any portion of the Option may be exercised. Notwithstanding this provision, the Committee has the right to establish a longer exercise schedule.

     Each Option shall expire 10 years from the date of grant of such Option (or five years in the case of any ISO that is granted to any person who owns more than 10 percent of the Company's voting stock) unless the Committee shall determine an earlier expiration date.

     The payment of the exercise price of any Option may be made (a) in cash,
(b) by delivering shares of Common Stock having a Fair Market Value equal to the Option price or in a combination of cash and Common Stock or, (c) in the sole discretion of the Committee, through a cashless exercise procedure.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS


     No taxable income is realized by a Participant and no tax deduction is available to the Company upon either the grant or exercise of an ISO, although a Participant will realize alternative minimum taxable income upon exercise of an ISO. If a Participant holds the shares acquired upon the exercise of an ISO for more than one year after the Option exercise and more than two years after the date of the Option grant ("holding period"), the difference between the Option price and the amount realized upon the sale of the shares will be treated as long-term capital gain or loss and no deduction will be available to the Company. If the shares are transferred before the expiration of the holding period, the Participant will realize ordinary income and the Company will be entitled to a deduction on a portion of the gain, if any, equal to the difference between the Option price and the lesser of the Fair Market Value of the shares on the date of exercise or the amount realized on the disposition. Any further gain or loss will be taxable as long-term or short-term capital gain or loss depending upon the holding period before disposition. If the Common Stock is held for more than 18 months after the date of exercise, the Participant will generally be taxed at a maximum rate of 20 percent. Common Stock held for more than one year but less than 18 months will generally be taxed at a maximum rate of 28 percent.



     No taxable income is realized by the Participant upon the grant of a Nonstatutory Option, and no deduction is then available to the Company. Upon exercise of the Option, the excess of the Fair Market Value of the shares on the date of exercise over the Option price will be taxable to the Participant and deductible by the Company. The tax basis of shares acquired will be the Fair Market Value on the date of exercise. For shares held for more than one year following exercise of the Option, the Participant will realize long-term capital gain or loss upon disposition.



     Compensation received by Participants on the exercise of Nonstatutory Options or the disposition of shares acquired upon the exercise of any ISOs will be considered performance-based compensation that is not subject to the $1,000,000 limit of Section 162(m) of the Code.


STOCK APPRECIATION RIGHTS

     The 1998 Award Plan authorizes the Committee to grant stock appreciation rights ("SARs") to Participants. Each SAR may relate to and be associated with a specific Option or may be freestanding. In the case of an SAR that is related to an Option, such SAR may be granted either at the time of the grant of such Option or, if related to a Nonstatutory Option, at any time thereafter. An SAR related to an option is subject to the same terms and conditions as the related Option and is exercisable only to the extent the related Option is exercisable. Upon the exercise of an SAR, the Participant shall be entitled to receive an amount equal to (i) the excess of the (x) Fair Market Value of a share of Common Stock on the date of exercise of the SAR over (y) the price specified in the SAR on the date of grant or, in the case of an SAR related to an Option, the Option price of the related Option times (ii) the number of shares of stock as to which such SAR is being exercised. Any payment with respect to an SAR will be made in Common Stock determined on the basis of the Fair Market Value on the date of exercise of the SAR or, alternatively, at the discretion of the Committee, solely in cash, or in a combination of cash and Common Stock. On the exercise of an SAR related to an Option, the related Option, or portion thereof in respect of which such SAR is exercised, terminates.

RESTRICTED STOCK


     The 1998 Award Plan authorizes the Committee to make Awards of Restricted Stock. The Committee shall determine the terms and conditions of Restricted Stock Awards including the Restriction Period. The Participant may not sell, assign, transfer or otherwise dispose of, except by will or the laws of descent and distribution, shares of Restricted Stock during the Restriction Period. The Committee may make the lapse of such restrictions contingent on the achievement of performance goals. Except as otherwise provided by the Award Agreement or the 1998 Award Plan, during the Restriction Period the Participant shall possess all incidents of ownership of the shares, including the right to receive dividends with respect to the shares and to vote the shares.


OTHER STOCK-BASED AWARDS

     The 1998 Award Plan authorizes the Committee to grant Other Awards of Stock and Other Awards that are valued in whole or in part by reference to, or payable on or otherwise based on Common Stock ("Other Stock-Based Awards). The Committee may determine the terms and conditions of the Other Stock-Based Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance goal or period.

TRANSFERABILITY


     In general, no Award may be Transferred by the participant other than by will or by the laws of descent and distribution. However, the Committee may determine at the time of grant or thereafter that an Award, other than an ISO, is Transferable in whole or in part under circumstances and conditions specified by the Committee.


CHANGE OF CONTROL


     To preserve all of a Participant's rights in the event of a Change of Control, the following shall occur, unless the Committee expressly provides otherwise in the Award Agreement: (i) all outstanding Options and freestanding SARs not already exercisable shall become immediately exercisable; (ii) any Restriction Periods on Restricted Stock shall immediately lapse; and (iii) with respect to Other Stock-Based Awards, any outstanding performance periods or goals shall be deemed to have been attained or any outstanding restrictions shall lapse.



AMENDMENTS


     The Board or the Committee may amend the 1998 Award Plan provided that no amendment which requires shareholder approval under applicable New York law or in order for the Plan to continue to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code shall be effective unless it is approved by the requisite vote of shareholders. Certain amendments which may result in an increase in cost to the Company may not require a vote of shareholders pursuant to New York law or Rule 16b-3 of the Exchange Act. No amendment shall adversely affect any of the rights of any Participant under any Award without the Participant's consent.

1998 GRANTS



     Subject to shareholder approval of the 1998 Award Plan, on April 8, 1998, the Committee granted Options under this plan to certain executive officers of the Company, as follows:



                                                           NUMBER OF SECURITIES
                NAME AND POSITION                       UNDERLYING OPTIONS GRANTED
                -----------------                       --------------------------
Named Executive Officers..........................      0
All Current Executive Officers as a Group.........      21,000 Shares
All Current Non-Executive Directors...............      N/A
All Employees as a Group..........................      21,000 Shares



     The per-share exercise price of the Options granted on April 8, 1998 is $25.2813, which reflects the Fair Market Value of a share of Common Stock on the date of grant. Any benefit to the grantees will be based on the spread between the Fair Market Value on the exercise date and $25.2813. The Committee may grant additional Options or other Awards under the 1998 Award Plan, subject to shareholder approval of this plan. Since it is not possible to determine when the Options will be exercised by the grantees, benefits, if any, under the 1998 Award Plan are not determinable.


     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 4.

                             SHAREHOLDER PROPOSALS

                 5.  SHAREHOLDER PROPOSAL ON GERMAN OPERATIONS

     The Board of Directors has been informed that Greenway Partners, L.P., 277 Park Avenue, New York, New York 10172, beneficial owner of 1,375,700 shares, intends to present the following proposal for consideration and action at the annual meeting:

          "RESOLVED, shareholders hereby recommend that the Woolworth general merchandise business in Germany be sold and the proceeds used for a stock buyback."

THE SHAREHOLDER'S REASONS

     "As one of the largest shareholders of Woolworth, we believe that the company is on the right path. The Company's future lies in its power as a nimble specialty retailer built around its core competence in action footwear and apparel. We applaud the difficult decision it made to close its domestic general merchandise business and believe the same should be done for Germany.

     "We believe a buyer can and should be found for the German general merchandise business, which has annual sales of approximately $1.5 billion from some 400 stores. Adding to the value of its German operations, Woolworth either owns the store sites or has rights equivalent to ownership. Woolworth might consider structuring a transaction whereby it sells the German retail operations, but retains ownership of the valuable real estate and thereby collects ongoing rent. Despite the continuing economic problems in Germany, some major retailers may be enticed into what is still the largest economy in Europe. Wal-Mart stores announced it was entering the German retail market with its acquisition of a warehouse chain. Also, Kingfisher, PLC, which purchased Woolworth's operations in the United Kingdom, has expressed an interest in expanding in European markets.

     "Woolworth's present operations in total are generating substantial cash flow. We believe there is already enough available cash flow to reinstate a dividend -- as we suggested at last year's annual meeting -- and/or to buyback shares. Additional cash proceeds from the sale of the German operations would create resources for an even larger stock buyback.

     "In dealing with Germany, Woolworth management should evaluate their experience with the U.S. general merchandise group. Although they made a gallant effort to save the "five & dimes," their time had passed. We hope that management will act quickly to find an attractive transaction for the German general merchandise business, which may be a stronger asset in other hands -- and move on.

     "Eliminating the distraction of operating Woolworth Germany will provide management more time to focus upon and build the real strengths of the Company. With over 3,300 athletic group stores in North America, Europe, Asia and Australia, the Company is the largest retailer of athletic footwear and apparel in the United States and an emerging power globally. Along with the Northern Group of specialty stores, this is where the profits have been and where management should be especially focused. Changing fashions require retailers to be nimble. When tastes change rapidly from "white" shoes to "brown" -- even if only temporarily -- Foot Locker stores must be able to respond with the right inventory mix.


     "Consistent with the proxy rules, our proposal is couched as a recommendation and its passage cannot compel action. However, a substantial shareholder vote in favor should be regarded as a mandate to sell the German operations and use the proceeds for a stock buyback. SEND THAT MESSAGE BY VOTING 'FOR' PROPOSAL 5."


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 5.

     The Board of Directors is unanimously opposed to this shareholder proposal for the following reasons:

     - The maximization of shareholder value is the central focus of the Board of Directors and management. Since the commencement of the Company's turn-around in 1995, the Board of Directors and management have made it clear that they would, on an on-going basis, evaluate the Company's portfolio of businesses to make certain that the Company is maximizing the use of its capital and its return to shareholders. The work of one of the Company's four Senior Vice Presidents is devoted entirely to evaluating and executing acquisition and divestiture transactions. In the past three years, the Company has sold or closed 19 businesses representing 1,200 stores, including the closing of Woolworth U.S. in 1997. A specific shareholder proposal concerning one of the Company's operations is not necessary to encourage the Board or management to evaluate that operation's place in the Company's portfolio of businesses -- that evaluation is an ongoing part of the way we run our business.

     - Any decision to dispose of a business is best left to the Company's Board of Directors and management. Such a decision must be evaluated in terms of many factors -- the Company's long-term business and financial plan, the short-and long-term prospects of the business, economic conditions in the relevant country, management's ability to take actions in the near-term that will increase the long-term value of the business, the existence of potential purchasers, other uses the Company may have for the assets of the business, and other projects requiring management's time and attention that may be of a higher priority. Further, if the Board of Directors and management were to determine that a disposition of Woolworth Germany were appropriate, a shareholder proposal of this nature, if approved, has the potential to harm the Company's ability to dispose of its German general merchandise operations by encouraging potential purchasers to think that the Board and management are under pressure from shareholders to sell the business, which would directly lower the price offered. This could force the Company to abandon a sale or to accept a price that is less than the maximum price that might otherwise be achieved. The Board of Directors and management are best able to weigh these considerations and arrive at a conclusion that is in the best interests of the shareholders.


     - As the Company has stated on many occasions, the Board of Directors regularly considers avenues of returning value to shareholders -- whether in considering business plans that are expected to increase the share price (such as the Company's recently announced capital plan), re-instituting the dividend, or buying back stock. The Company recently announced the reactivation of its existing stock repurchase program with the intention of buying each year approximately 1,000,000 shares of the Company's outstanding Common Stock to cover shares needed for various employee benefit plans. A stock repurchase is an issue regularly evaluated by the Board, and is a program that the Company -- under the proper circumstances -- has the ability to undertake regardless of having on hand proceeds from the sale of any one business.

     FOR ALL OF THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 5.

                    6.  SHAREHOLDER PROPOSAL ON RIGHTS PLAN

     The Board of Directors has been informed that the Southern Regional Joint Board of the Union of Needletrades, Industrial and Textile Employees, 2100 L Street, N.W., Washington, D.C. 20037, beneficial owner of 58 shares, intends to present the following proposal for consideration and action at the annual meeting.

     "Resolved: The shareholders of Woolworth Corporation ("Company") hereby request that the Board of Directors allow the Preferred Share Purchase Rights to expire on April 14, 1998 (the current expiration date), and agree not to reissue or extend these rights, or create a new rights plan unless such action by the Board is approved by the affirmative vote of a majority of the outstanding shares at a meeting of shareholders held as soon as is practicable."

THE SHAREHOLDER'S REASONS


     "In April of 1988, the Company's Board of Directors authorized the distribution of preferred stock purchase rights ("right" or "rights"). These rights are a type of corporate anti-takeover device commonly known as a poison pill. The recent sluggish performance of Woolworth's most important profit center, the athletic footwear operations, underscores the need to strengthen accountability to shareholders at this time. We do not believe that our company should renew or extend its management and board-entrenching poison pill purchase rights without shareholder approval.


     "Under the rights' terms, one-half of a preferred stock purchase right was declared for each common share outstanding. Each right entitles shareholders to purchase, under certain conditions, one one-hundredth of a share of the Company's Series B Participating Preferred Stock at an exercise price of $200. The rights generally will be exercisable only if a person or group acquires or announces a tender offer for 20% or more of the Company's outstanding voting stock.

     "We believe the terms of the Series B Participating Preferred Stock Purchase Rights are designed to discourage or thwart an unwanted takeover of our Company. While management and the Board of Directors should have appropriate tools to ensure that all shareholders benefit from any proposal to buy the Company, we do not believe the future possibility of a takeover justifies the unilateral implementation of such a poison-pill type device. We believe shareholders should have the right to vote on the necessity of such a powerful tool that could be used to entrench existing management.


     "Rights plans like ours have become increasingly unpopular in recent years. In 1997, a majority of shareholders at Bausch & Lomb, Wellman, Columbia/HCA Healthcare and Fleming Companies, among others, voted in favor of proposals asking management to redeem or repeal poison pills.


     "The effects of poison pill rights plans on the trading value of companies' stock have been researched extensively. A 1986 study by the U.S. Securities and Exchange Commission's Office of the Chief Economist on the economics of rights plans stated, 'the stock-returns evidence suggest that the effect of poison pills to deter prospective hostile takeover bids outweighs the beneficial effects that might come from increased bargaining leverage of the target management.'

     "In light of the debatable economic benefit of our preferred share rights and the undeniably undemocratic way in which they were assigned to shareholders, we believe these rights should lapse and not be extended, renewed or issued again without a shareholder vote.

     "We urge shareholders to vote FOR this resolution."

THE BOARD OF DIRECTORS' RECOMMENDATION

     The Board of Directors recommends a vote AGAINST Proposal 6 because, contrary to the proponent's assertions, (i) rights plans such as the Company's Rights Agreement maximize shareholder value; (ii) the Rights Agreement protects shareholders and the Company from abusive takeover tactics; and (iii) under New York law the Company's Board of Directors has authority to adopt a rights plan such as the Rights Agreement.

     Independent studies show, in contrast to the proponent's assertion, that plans such as the Rights Agreement preserve and maximize shareholder value. The study relied upon by the proponent, done 12 years ago, is flawed in that, with respect to rights plans that did not involve actual control contests, it focused only on a two-day period following announcement of the adoption of such plans. As opposed to the study relied on by the proponent, a more recent study has concluded, with regard to takeovers that occurred between 1992 and 1996, that
(i) shareholder rights plans did not reduce the likelihood that a company would be the target of a takeover, nor did it increase the likelihood of the withdrawal or defeat of a takeover bid and (ii) premiums paid to acquire companies with shareholder rights plans were greater than those paid to companies not having plans.

     The Rights Agreement is designed to ensure that, if there is a sale of the Company, the Board of Directors will have the opportunity to effect a transaction on the optimal terms. If the Board determines that an unsolicited offer is fair, and on terms that reflect full value, and that are otherwise in the best interests of the shareholders, the Board can redeem the Rights issued to shareholders pursuant to the provisions of the Rights Agreement (the "Rights") and permit the offer to proceed.


     The Board of Directors adopted a Rights Agreement in 1988 that expired in April 1998. On March 11, 1998, the Board of Directors, after giving careful consideration to the arguments expressed in proponent's resolution, adopted a new Rights Agreement, which expires in April 2008. In doing so, for the reasons set forth above, the Board of Directors believes that it was acting in the best interests of the Company's shareholders. A description of the Rights Agreement and how it functions is contained on page F-24 of the Company's 1997 Annual Report on Form 10-K. As stated above, the Board's purpose in adopting the Rights Agreement was specifically designed to protect the Company and its shareholders from potentially abusive takeover tactics. The Rights Agreement is not intended to prevent or deter an offer to acquire the Company at a price and on terms that would be in the best interests of all shareholders. Under New York corporate law, the adoption of the Rights Agreement is clearly a matter within the authority of the Board of Directors. The Board recognizes its obligation to fulfill its fiduciary duties and exercise its business judgment in deciding whether to redeem the Rights in the face of a specific offer.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 6.

               SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     All proposals of shareholders which are the proper subject for inclusion in the proxy statement that will be sent to shareholders in connection with the 1999 annual meeting must be received by the Secretary of the Company no later than January 5, 1999. All such proposals should be addressed to: Secretary, Woolworth Corporation, 233 Broadway, New York, New York 10279.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business which will be presented at the 1998 annual meeting. If other matters properly come before the meeting, including matters which may have been proposed for inclusion in the Company's proxy materials but were omitted pursuant to the rules of the SEC, the persons named as proxies will vote on such matters in accordance with their best judgment.

                                                             By Order of the Board of Directors
                                                                       GARY M. BAHLER
                                                                         Secretary

April 28, 1998

                                                                      APPENDIX A


                             WOOLWORTH CORPORATION

                        1998 STOCK OPTION AND AWARD PLAN

1.  PURPOSE.

     The purpose of the Woolworth Corporation 1998 Stock Option and Award Plan (the "Plan") is to align the interests of officers and other employees of Woolworth Corporation and its subsidiaries (collectively, the "Company") with those of the shareholders of Woolworth Corporation ("Woolworth"); to reinforce corporate, organizational and business-development goals; to promote the achievement of year-to-year and long-range financial and other business objectives; and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long-range achievements.

2.  DEFINITIONS.

     The following terms, as used herein, shall have the following meanings:

          (a) "Award" shall mean any Option, Restricted Stock, SAR or Other Stock-Based Award granted pursuant to the Plan.

          (b) "Award Agreement" shall mean any written agreement, contract, or other instrument or document between Woolworth and a Participant evidencing an Award.

          (c) "Board" shall mean the Board of Directors of Woolworth.

          (d) "Cause" shall mean, with respect to a Participant's Termination of Employment, (i) in the case where there is no employment agreement between the Company and the Participant, or where there is an employment agreement, but such agreement does not define cause (or words of like import), termination due to a Participant's dishonesty, fraud, material insubordination or refusal to perform for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company, or (ii) in the case where there is an employment agreement between the Company and the Participant, termination that is or would be deemed to be for cause (or words of like import) as defined under such employment agreement.

          (e) "Change in Control" shall mean the occurrence of an event described in Section 9(f) hereof.

          (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.


          (g) "Committee" shall mean a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall be intended to consist of two (2) or more non-employee directors, each of whom shall be a "non-employee director" as defined in Rule 16b-3 and an "outside director" as defined under Section 162(m) of the Code. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

          (h) "Company" shall mean, collectively, Woolworth and all of its subsidiaries now held or hereafter acquired.

          (i) "Disability" shall mean a disability which would qualify as such under Woolworth's Long-Term Disability Plan.

          (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (k) "Fair Market Value" of a share of Stock shall mean, as of any date, the average of the high and low prices of a share of such Stock as reported for such date on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if Stock was not traded on the New York Stock Exchange on such date, the "Fair Market Value" of a share of Stock as of such date shall be the average of the high and low prices of a share of such Stock as reported on said Composite Tape on the next preceding date on which such trades were reported on said Composite Tape.

          (l) "Good Reason" shall mean, with respect to a Participant's Termination of Employment, (1) in the case where there is no employment agreement between the Company and the Participant, or where there is an employment agreement, but such agreement does not define good reason (or words of like import), a voluntary termination due to "good reason," as the Committee, in its sole discretion, decides to treat as a Good Reason termination; or (2) in the case where there is an employment agreement between the Company and the Participant, a termination due to "good reason" (or words of like import), as specifically provided in such employment agreement.

          (m) "Incentive Stock Option" shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

          (n) "Nonqualified Stock Option" shall mean an Option other than an Incentive Stock Option.

          (o) "Other Stock-Based Award" shall mean an award, granted pursuant to this Plan, that is valued in whole or in part by reference to, or is payable in or otherwise based on Stock.

          (p) "Option" shall mean the right, granted pursuant to this Plan, of a holder to purchase shares of Stock under the Stock Option and SAR Program at a price and upon the terms to be specified by the Committee.

          (q) "Participant" shall mean an officer or other employee of the Company who is, pursuant to Section 4 of the Plan, selected to participate herein.

          (r) "Plan" shall mean the Woolworth Corporation 1998 Stock Option and Award Plan.

          (s) "Plan Year" shall mean Woolworth's fiscal year.

          (t) "Restricted Stock" shall mean any shares of Stock issued to a Participant, without payment to the Company to the extent permitted by applicable law, pursuant to Section 7(a) of the Plan.

          (u) "Restriction Period" shall have the meaning set forth in Section 7(b)(4).

          (v) "Retirement" shall mean a Participant's Termination of Employment without Cause from the Company who (i) has retired from the employ of the Company and is entitled to a distribution from The Woolworth Retirement Plan, any successor plan thereto or any other tax-qualified, tax-registered or tax-favored retirement plan or scheme sponsored or maintained by any member of the Company or, (ii) if a Participant is not covered by such plan, has attained at least his or her 65th birthday.

          (w) "Rule 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

          (x) "Section 162(m) of the Code" shall mean the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

          (y) "Stock" shall mean shares of common stock, par value $.01 per share, of Woolworth.

          (z) "SAR" shall mean a tandem or freestanding stock appreciation right, granted to a Participant under Section 6(a)(7) or 6(b), as the case may be, to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

          (aa) "Stock Option and SAR Program" shall mean the program set forth in Section 6 hereof.

          (bb) "Ten Percent Shareholder" shall mean a Participant who, at the time an Incentive Stock Option is to be granted to such Participant, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a parent corporation or subsidiary corporation within the meaning of Code Sections 424(e) or 424(f), respectively.

          (cc) "Termination of Employment" shall mean (1) a termination of service for reasons other than a military or personal leave of absence granted by the Company or a transfer of a Participant from or among the Company and a parent corporation or subsidiary corporation, as defined under Code Sections 424(e) or 424(f), respectively; or (2) when a subsidiary, which is employing a Participant, ceases to be a subsidiary corporation, as defined under Section 424(f) of the Code.

          (dd) "Transfer" or "Transferred" or "Transferable" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer.

          (ee) "Woolworth" shall mean Woolworth Corporation, a New York corporation.

3.  ADMINISTRATION.

     (a) The Committee. The Plan shall be administered and interpreted by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted and the number of shares of Stock to which an Award may relate; to determine the terms, conditions, restrictions and performance criteria, not inconsistent with the terms of this Plan, relating to any Award (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture or waiver thereof, based on such factors, if any, as the Committee shall determine in its sole discretion); to determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside this Plan; to determine whether, to what extent and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered (provided that in no event shall the foregoing be construed to permit the repricing of an Option (whether by amendment, cancellation and regrant or otherwise) to a lower exercise price); to make adjustments in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to determine whether to require, as a condition of the granting of any Award, a Participant to not sell or otherwise dispose of Stock acquired pursuant to the exercise of an Option or Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option or Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     Subject to Section 9(e) hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect but only to the extent any such action would be permitted under the applicable provisions of both Rule 16b-3 and
Section 162(m) of the Code. The Committee may adopt special guidelines for persons who are residing in, or subject to taxes of, countries other than the United States to comply with applicable tax and securities laws.

     The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

     The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

     (b) Designation of Consultants/Liability.

     The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.


     The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to Section 3(b) shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted hereunder. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.


4.  ELIGIBILITY.

     Awards may be granted to officers and other employees of the Company in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.  STOCK SUBJECT TO THE PLAN; LIMITATION ON GRANTS.

     (a) The maximum number of shares of Stock reserved for issuance pursuant to the Plan or with respect to which Awards may be granted shall be six million (6,000,000) shares, subject to adjustment as provided herein, except that the number of such shares reserved for issuance as Restricted Stock shall be one million five hundred thousand (1,500,000) shares. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered, or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; provided that, to the extent required for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock, the number of shares with respect to such Awards shall not be available for Awards hereunder unless dividends paid on such shares are also forfeited, cancelled, exchanged or surrendered. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than par value.

     (b) During the term of this Plan, no Participant can receive Options, Restricted Stock, Other Stock-Based Awards and freestanding SARs, relating to shares of Stock which in the aggregate exceed ten percent (10%) of the total number of shares of Stock authorized pursuant to the Plan, as adjusted pursuant to the terms hereof.

     (c) Subject to the aggregate limitation in Section 5(b), the maximum number of shares of Stock subject to each different type of Award which may be granted under this Plan to each Participant is six hundred thousand (600,000) shares (subject to adjustment as provided herein) for each Plan Year during the entire term of the Plan. To the extent that shares of Stock for which Options or Stock Appreciation Rights are permitted to be granted to a Participant during a Plan Year are not covered by a grant of an Option or a Stock Appreciation Right to an Eligible Employee issued in such Plan Year, such shares of Stock shall automatically increase the number of shares available for grant of Awards to such Eligible Employee in the subsequent Plan Year during the term of the Plan.

     (d) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of Woolworth to make or authorize any adjustment, recapitalization, reorganization or other change in Woolworth's capital structure or its business, any merger or consolidation of the Company or any part thereof, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Stock, the dissolution or liquidation of the Company or any part thereof, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

     (e) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, Stock split, reverse Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, reclassification of any capital stock, issuance of warrants or options to purchase Stock or securities convertible into Stock, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

     (f) Fractional shares of Stock resulting from any adjustment in Options and other Awards pursuant to this Section shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half ( 1/2) and rounding-up for fractions equal to or greater than one-half ( 1/2). No cash settlements shall be made with respect to fractional shares of Stock eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Option or other Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

     (g) In the event of a merger or consolidation in which Woolworth is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of Woolworth's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all of Woolworth's assets (all of the foregoing being referred to as "Acquisition Events"), then the Committee may, in its sole discretion, terminate all outstanding Options and/or any Award, effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all of his or her Options and Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Option or Award Agreements) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

6.  STOCK OPTION AND SAR PROGRAM.

     Each Option or freestanding SAR granted pursuant to this Section 6 shall be evidenced by an Award Agreement, in such form and containing such terms and conditions as the Committee shall from time to time approve, which Award Agreement shall comply with and be subject to the following terms and conditions, as applicable:

     (a) Stock Options

     (1) Number of Shares. Each Award Agreement shall state the number of shares of Stock to which the Option relates.

     (2) Type of Option. Each Award Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of exercise or otherwise), such Option or portion thereof which does not qualify, shall constitute a separate Nonqualified Stock Option.

     (3) Option Price. Except as set forth in Section 6(a)(8)(B) herein relating to Incentive Stock Options granted to a Ten Percent Shareholder, each Award Agreement shall state the Option price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock covered by the Option on the date of grant. The Option price shall be subject to adjustment as provided in Section 5 hereof. The date as of which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

     (4) Method and Time of Payment. The Option price shall be paid in full, at the time of exercise, in cash or in shares of Stock having a Fair Market Value equal to such Option price or in a combination of cash and Stock or, in the sole discretion of the Committee, through a cashless exercise procedure. Options may contain provisions permitting the use of shares of Stock to exercise and settle an Option ("Stock Swaps"). With respect to Stock Swaps, shares of Stock shall be valued at Fair Market Value on the date of exercise and shall have the same remaining time period as the shares of Stock that were swapped.

     (5) Term and Exercisability of Options. Each Award Agreement shall provide that each Option shall become exercisable as to fifty percent (50%) of the Stock covered by the Option on the first anniversary of the date the Option was granted and as to an additional fifty percent (50%) of the Stock covered by the Option on the second anniversary of the date the Option was granted, unless the Committee prescribes an exercise schedule of longer duration; provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be ten (10) years from the date of the grant of the Option or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in Section 6(a)(6) hereof. An Option may be exercised, as to any or all full shares of Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of Woolworth, specifying the number of shares of Stock with respect to which the Option is being exercised. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Secretary of Woolworth receives such notification.

     (6) Termination. Upon a Participant's Termination of Employment by the Company, Options granted to such Participant prior to such termination shall remain exercisable following the effective date of such termination as follows:

          (i) Cause. If a Participant's Termination of Employment is for Cause, all Options granted to such Participant shall be cancelled as of the effective date of such termination.

          (ii) Retirement, Termination of Employment for Good Reason or Disability. Upon a Participant's Retirement, Termination of Employment for Good Reason or Disability, all Options granted to such Participant that are "deemed exercisable" (as defined in the following sentence) on the effective date of such Participant's Retirement, Termination of Employment for Good Reason or Disability shall remain exercisable for a period of three (3) years following such effective date (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option). Those Options that are "deemed exercisable" on and after the effective date of a Participant's Retirement, Termination of Employment for Good Reason or Disability, as provided above, shall consist of all unexercised Options (or portions thereof) that are immediately exercisable on such date plus those Options (or portions thereof) that would have become exercisable had such Participant not retired or had his employment not terminated until after the next succeeding anniversary of the date of grant of each such Option;

          (iii) Other Terminations of Employment. If a Participant's Termination of Employment by the Company is for any reason other than those described in subsections (i) or (ii) above, his "deemed exercisable" Options, which, for purposes of this subsection, shall mean all Options (or portions thereof) granted to such Participant that are immediately exercisable on the effective date of such Termination of Employment shall remain exercisable as follows: (A) if such Participant has ten (10) or more years of service with the Company, such period of service to be determined as of such effective date of termination, for a period of one year from the effective date of such Termination of Employment (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option), or (B) if a Participant has less than ten (10) years of service with the Company, for a period of three (3) months from the effective date of such Termination of Employment (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option).

          (iv) Death.

             (A) If a Participant dies during the applicable Option exercise period following the effective date of his Retirement, Disability or other Termination of Employment, as described in subsections (ii) or
        (iii) above, his executors, administrators, legatees or distributees shall have a period expiring on the date one year from the date of his death (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option) within which to exercise his "deemed exercisable" Options, as described in such applicable subsection.

             (B) If a Participant dies while employed by the Company, his executors, administrators, legatees or distributees shall have a period expiring on the date one year from the date of his death (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option) within which to exercise his "deemed exercisable" Options, which shall consist of all unexercised Options (or portions thereof) that are immediately exercisable on such date of death plus those Options (or portions thereof) that would have become exercisable had such Participant not died until after the next succeeding anniversary of the date of grant of each such Option.

          (v) Buyout and Settlement Provisions. The Committee may at any time on behalf of the Company offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

     (7) Tandem Stock Appreciation Rights. The Committee shall have authority to grant a tandem SAR to the grantee of any Option under the Plan with respect to all or some of the shares of Stock covered by such related Option. A tandem SAR shall, except as provided in this paragraph (7), be subject to the same terms and conditions as the related Option. Each tandem SAR granted pursuant to the Plan shall be reflected in the Award Agreement relating to the related Option.

          (A) Time of Grant. A tandem SAR may be granted either at the time of grant, or at any time thereafter during the term of the Option; provided, however that tandem SARs related to Incentive Stock Options may only be granted at the time of grant of the related Option.

          (B) Payment. A tandem SAR shall entitle the holder thereof, upon exercise of the tandem SAR or any portion thereof, to receive payment of an amount computed pursuant to paragraph (D) below.

          (C) Exercise. A tandem SAR shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be Transferable except to the extent the related Option may be Transferable. A tandem SAR granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option. Upon the exercise of a tandem SAR, the related

     Option or part thereof to which such SAR relates, shall be deemed to have been exercised for the purpose of the limitations set forth in Section (a) of the Plan on the number of shares of Stock to be issued under the Plan.

          (D) Amount Payable. Upon the exercise of a tandem SAR, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such SAR over the price of the Option, by (ii) the number of shares of Stock as to which such tandem SAR is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any tandem SAR by including such a limit at the time it is granted.

          (E) Treatment of Related Options and Tandem SARs Upon Exercise. Upon the exercise of a tandem SAR, the related Option shall be cancelled to the extent of the number of shares of Stock as to which the tandem SAR is exercised and upon the exercise of an Option granted in connection with a tandem SAR, the tandem SAR shall be cancelled to the extent of the number of shares of Stock as to which the Option is exercised.

          (F) Method of Exercise. Tandem SARs shall be exercised by a Participant only by a written notice delivered in person or by mail to the Secretary of Woolworth, specifying the number of shares of Stock with respect to which the tandem SAR is being exercised. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the tandem SAR and the related Option to the Secretary of Woolworth, who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. For purposes of this paragraph (F), the date of exercise will be deemed to be the date upon which the Secretary of Woolworth receives such notification.

          (G) Form of Payment.  Payment of the amount determined under paragraph
     (D) above may be made solely in whole shares of Stock in a number determined based upon their Fair Market Value on the date of exercise of the tandem SAR or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Stock as the Committee deems advisable.

          (H) Limited SARs. The Committee may, in its sole discretion, grant tandem SARs or freestanding SARs either as general SARs or as limited SARs. Limited SARs may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

     (8) Incentive Stock Options. Options granted as Incentive Stock Options shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in this Section 6.

          (A) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and all other Plans of the Company become exercisable for the first time by each Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000). To the extent that such aggregate Fair Market Value exceeds such one hundred thousand dollars ($100,000) limitation, such Options shall be treated as Options which are not Incentive Stock Options and shall be treated as Nonqualified Stock Options.

          (B) Ten Percent Shareholder. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, (x) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date of grant of such Incentive Stock Option, and
     (y) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.


          (C) Exercise Following Termination of Employment. If an Eligible Employee does not remain employed by the Company, any parent corporation or subsidiary corporation (within the meaning of Code Sections 424(e) and 424(f), respectively) at all times from the time the Option is granted until three (3) months prior to the date of exercise (or such other period as required by applicable law), such Option shall be treated as a Nonqualified Stock Option.


          (D) Should either (A), (B) or (C) above not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of Woolworth.

     (b) Freestanding Stock Appreciation Rights. The Committee shall have authority to grant a freestanding SAR which is not related to any Option. Freestanding SARs shall be subject to the following terms and conditions:

          (1) Number of Shares. Each Award Agreement relating to freestanding SARs shall state the number of shares of Stock to which the freestanding SARs relate.

          (2) Exercise Price. Each Award Agreement shall state the exercise price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock (to which the freestanding SARs relate) on the date of grant. The exercise price shall be subject to adjustment as provided in Section 5 hereof.

          (3) Term and Exercisability of Freestanding SARs. Each Award Agreement shall provide the exercise schedule for the freestanding SAR as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any freestanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be ten (10) years from the date of the grant of the freestanding SAR or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in paragraph (b)(7) hereof. A freestanding SAR may be exercised, as to any or all full shares of Stock as to which the freestanding SAR has become exercisable, by written notice delivered in person or by mail to the Secretary of Woolworth, specifying the number of shares of Stock with respect to which the freestanding SAR is being exercised. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Secretary of Woolworth receives such notification.

          (4) Payment. A freestanding SAR shall entitle the holder thereof, upon exercise of the freestanding SAR or any portion thereof, to receive payment of an amount computed pursuant to paragraph (5) below.

          (5) Amount Payable. Upon the exercise of a freestanding SAR, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such SAR over the exercise price of such SAR, by
     (ii) the number of shares of Stock as to which such freestanding SAR is being exercised. Notwithstanding the foregoing, the

     Committee may limit in any manner the amount payable with respect to any freestanding SAR by including such a limit at the time it is granted.

          (6) Form of Payment.  Payment of the amount determined under paragraph
     (5) above may be made solely in whole shares of Stock in a number determined based upon their Fair Market Value on the date of exercise of the freestanding SAR or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Stock as the Committee deems advisable.

          (7) The terms and conditions set forth in Section 6(a)(6) hereof, relating to exercisability of Options in the event of Termination of Employment with the Company, shall apply equally with respect to the exercisability of freestanding SARs following Termination of Employment.

7. RESTRICTED STOCK.

     Awards granted pursuant to this Section 7 shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.

          (a) Restricted Stock. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

          (b) Awards and Certificates. The prospective Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

             (1) Purchase Price. Subject to the last sentence of Section 5(a), the purchase price for shares of Restricted Stock may be less than their par value and may be zero, to the extent permitted by applicable law.

             (2) Acceptance. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the Award date, by executing a Restricted Stock Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

             (3) Certificates/Legend. Upon an Award of Restricted Stock, the Committee may, in its sole discretion, decide to either have the Company or other escrow agent appointed by the Committee hold the share certificates representing such shares of Restricted Stock in escrow or issue share certificates to the Participant. Regardless of whether the certificates are held in escrow or are given to Participants, each certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:


           "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Woolworth Corporation (the "Company") 1998 Stock Option and Award Plan and an Agreement entered into between the
           registered owner and the Company dated             . Copies of such
           Plan and Agreement are on file at the principal office of the Company."


             (4) Restrictions. During a period set by the Committee commencing with the date of an Award of Restricted Stock (the "Restriction Period"), shares of Restricted Stock may not be sold, assigned, Transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, as set forth in the Award Agreement and such Award Agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock. Any attempt to dispose of any such shares of Stock in contravention of such restrictions shall be null and void and without effect. Notwithstanding the foregoing, no vesting limitation shall apply, and the Participant's interest in such shares shall be fully vested, in the event of a Change in Control which occurs prior to the expiration of the vesting period set forth in the Award Agreement. Within these limits, based on service, performance and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of such Award (including, without limitation, any deferral of dividends).

             (5) Forfeiture. Subject to such exceptions as may be determined by the Committee, if the Participant's continuous employment with the Company shall terminate for any reason prior to the expiration of the Restriction Period of an Award, or to the extent any goals for the Restriction Period are not met, any shares of Stock remaining subject to restrictions shall thereupon be forfeited by the Participant and Transferred to, and reacquired by, Woolworth at no cost to Woolworth.


             (6) Ownership. Except to the extent otherwise set forth in the Award Agreement, during the Restriction Period the Participant shall possess all incidents of ownership of such shares, subject to Section 7(b)(4), including the right to receive dividends with respect to such shares and to vote such shares. The Committee, in its sole discretion, as determined at the time of the Award, may permit or require the payment of dividends to be deferred.


             (7) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant.

8. OTHER STOCK-BASED AWARDS.

     (a) Other Awards. Other Awards of Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Stock ("Other Stock-Based Awards"), including, without limitation, Awards valued by reference to performance of a subsidiary, may be granted either alone or in addition to or in tandem with Stock Options, SARs or Restricted Stock.

     Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Stock under such Awards upon the completion of a specified performance goal or period.

     (b) Terms and Conditions.  Other Stock-Based Awards made pursuant to this
Section 8 shall be subject to the following terms and conditions:

          (1) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and this Plan, the recipient of an Award under this Section shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

          (2) Vesting. Any Award under this Section and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

          (3) Waiver of Limitation. In the event of the Participant's Retirement, Termination of Employment for Good Reason, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this
     Section 8.

          (4) Price. Stock issued on a bonus basis under this Section 8 may be issued for no cash consideration; Stock purchased pursuant to a purchase right awarded under this Section shall be priced as determined by the Committee.

9. GENERAL PROVISIONS.

     (a) Compliance with Legal Requirements. The Plan and the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

     (b) Nontransferability. No Award shall be Transferred by the Participant otherwise than by will or by the laws of descent and distribution. All Awards shall be exercisable, during the Participant's lifetime, only by the Participant. No Award shall, except as otherwise specifically provided by law or herein, be Transferred in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be used for the payment of, subject to, or otherwise encumbered by or hypothecated for the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the

Committee may determine at the time of grant or thereafter, that an Award, other than an Incentive Stock Option, that is otherwise not Transferable pursuant to this Section 9(b) is Transferable in whole or part and in such circumstances, and under such conditions, as specified by the Committee.


     (c) No Right To Continued Employment. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

     (d) Withholding Taxes. Where a Participant or other person is entitled to receive shares of Stock pursuant to the exercise of an Option or is otherwise entitled to receive shares of Stock or cash pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such shares.

     Upon the disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option, the Company shall have the right to require the payment of the amount of any taxes which are required by law to be withheld with respect to such disposition.

     Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares of Stock or cash otherwise payable to such Participant (1) one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation; or (c) delivering to the Company previously acquired shares of Stock (none of which shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation. A Participant's election to pay his or her withholding tax obligation (in whole or in part) by the method described in (b)(1) above is irrevocable once it is made.

     (e) Amendment and Termination of the Plan. Notwithstanding any other provision of this Plan, the Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which requires shareholder approval under applicable New York law or in order for the Plan to continue to comply with Rule 16b-3 or
Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under the Plan. The power to grant Options under the Plan will automatically terminate ten years after the adoption of the Plan by the shareholders. If the Plan is terminated, any unexercised Option shall continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.

     (f) Change in Control. Notwithstanding any other provision of the Plan to the contrary, if, while any Awards remain outstanding under the Plan, a "Change in Control" of Woolworth (as defined in this Section 9(f)) shall occur, (1) all Options and freestanding SARs granted under the Plan that are outstanding at the time of such Change in Control shall become immediately exercisable in full, without regard to the years that have elapsed from the date of grant; (2) unless the Committee determines otherwise at the time of grant pursuant to an Award Agreement or other arrangement or plan granting such Award, all restrictions with respect to shares of Restricted Stock shall lapse, and such shares shall be fully vested and nonforfeitable; and (3) unless the Committee determines otherwise at the time of grant pursuant to an Award Agreement or other arrangement or plan granting such Award, with respect to Other Stock-Based Awards, any performance periods or goals outstanding at the time of a Change in Control shall be deemed to have been attained or any restrictions outstanding at the time of a Change in Control shall lapse.

     For purposes of this paragraph 9(f), a Change in Control of Woolworth shall occur upon the happening of the earliest to occur of the following:

          (i) (A) the making of a tender or exchange offer by any person or entity or group of associated persons or entities (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") (other than Woolworth or its subsidiaries) for shares of Stock pursuant to which purchases are made of securities representing at least twenty percent (20%) of the total combined voting power of Woolworth's then issued and outstanding voting securities; (B) the merger or consolidation of Woolworth with, or the sale or disposition of all or substantially all of the assets of Woolworth to, any Person other than (a) a merger or consolidation which would result in the voting securities of Woolworth outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of Woolworth or such surviving or parent entity outstanding immediately after such merger or consolidation; or (b) a merger or capitalization effected to implement a recapitalization of Woolworth (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Exchange Act), of securities representing more than the amounts set forth in (C) below; (C) the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange
     Act), in the aggregate, of securities of Woolworth representing twenty percent (20%) or more of the total combined voting power of Woolworth's then issued and outstanding voting securities by any Person acting in concert as of the date of the Plan; provided, however, that the Board may at any time and from time to time and in the sole discretion of the Board, as the case may be, increase the voting security ownership percentage threshold of this item (C) to an amount not exceeding forty percent (40%); or (D) the approval by the shareholders of Woolworth of any plan or proposal for the complete liquidation or dissolution of Woolworth or for the sale of all or substantially all of the assets of Woolworth; or (ii) during any period of not more than two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into agreement with the Company to effect a transaction described in clause (i)) whose election by the Board or nomination for election by Woolworth's shareholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

     (g) Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by any Award until the date of the issuance of a Stock certificate to him for such shares.

     (h) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

     (i) No Fractional Shares. Except with respect to fractional shares resulting from any adjustment in Awards pursuant to Section 5, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.

     (j) Legend. The Committee may require each person purchasing shares pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

     All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities association system upon whose system the Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (k) Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (l) Listing and Other Conditions.

          (1) As long as the Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Stock pursuant to an Option or other Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

          (2) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes.

          (3) Upon termination of any period of suspension under this Section, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

     (m) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

     (n) Effective Date. The Plan shall take effect upon its adoption by the Board, but the Plan (and any grants of Awards made prior to the shareholder approval mentioned herein) shall be subject to the requisite approval of the shareholders of the Company. In the absence of such approval, such Awards shall be null and void.

     (o) Death/Beneficiary. The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the Transfer of an Option. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

     (p) Interpretation. The Plan is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act and, to the extent applicable, with
Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

     (q) Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

     (r) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

PROXY

WOOLWORTH CORPORATION
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING TO BE HELD ON JUNE 11, 1998.

Gary M. Bahler, Dale W. Hilpert, Reid Johnson, or any of them, each with power of substitution, are hereby authorized to vote the shares of the undersigned at the Annual Meeting of Shareholders of Woolworth Corporation, to be held on June 11, 1998, at 8:30 A.M., local time, at the Arsenal Mall, 485 Arsenal Street, Watertown, Massachusetts 02172, and at any adjournment thereof, upon the matters set forth in the Proxy Statement dated April 28, 1998 and upon such other matters as may properly come before the Annual Meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting, including matters which may have been proposed for inclusion in the Company's proxy materials but were omitted pursuant to the rules of the Securities and Exchange Commission.

Proposal 1 -- Election of Directors.

Nominee for Term Expiring at the Annual Meeting in 2000: Allan Z. Loren

Nominees for Terms Expiring at the Annual Meeting in 2001: Roger N. Farah, James E. Preston and Christopher A. Sinclair.

PLEASE COMPLETE, DATE AND SIGN THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PERSONS NAMED ABOVE AS PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                    CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                              1541

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, AND AGAINST PROPOSALS 5 AND 6.


--------------------------------------------------------------------------------
                       DIRECTORS RECOMMEND A VOTE  "FOR"
--------------------------------------------------------------------------------
                                                                   FOR  WITHHELD
1. ELECTION OF DIRECTORS (see reverse side).                       [ ]    [ ]

   FOR, except vote withheld from the following nominee(s):

   -----------------------------------------------------------------------------

                                                             FOR AGAINST ABSTAIN
2. APPROVAL OF AMENDMENT TO THE CERTIFICATE
   OF INCORPORATION                                          [ ]   [ ]     [ ]

3. APPOINTMENT OF INDEPENDENT ACCOUNTANTS                    [ ]   [ ]     [ ]

4. APPROVAL OF WOOLWORTH CORPORATION 1998
   STOCK OPTION AND AWARD PLAN                               [ ]   [ ]     [ ]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      DIRECTORS RECOMMEND A VOTE "AGAINST"
--------------------------------------------------------------------------------
                                                             FOR AGAINST ABSTAIN
5. SHAREHOLDER'S PROPOSAL ON GERMAN OPERATIONS               [ ]   [ ]     [ ]

6. SHAREHOLDER'S PROPOSAL ON RIGHTS PLAN                     [ ]   [ ]     [ ]
--------------------------------------------------------------------------------

I plan to attend meeting [ ]

SIGNATURE(S)                                                 DATE
             -----------------------------------------------      --------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signing on behalf of a corporation, sign the full corporate name by authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 1998 Annual Meeting of Shareholders of Woolworth Corporation and any adjournment thereof.